UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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UNIVAR Solutions INC.

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2021 Annual Meeting Notice and Proxy Statement May 6, 2021 Univar Solutions innovate. Grow. Together.

A Message from our

President and CEO

Dear Fellow Stockholders:

In the 1990s, the Broadway musical RENT famously asked the question, “How do you measure a year?” For all of us, when we think about the year that was 2020, the answer to that question is complicated.

For Univar Solutions, the headline numbers would suggest a difficult year. Our one-year total shareholder return was down 22%. Year over year results, as measured by revenues and Adjusted EBITDA, were also down versus 2019. From the perspective of these measurements, we fell short of the expectations that we had set for ourselves. And, because we believe in pay-for-performance, the incentives paid to our executives for last year’s performance are correlative with the results achieved. Each of our named executive officers received a short-term incentive payment equal to no greater than 15% of target – the formulaic result of the Company having missed the Adjusted EBITDA goal set for 2020 and achieving only the threshold goal for working capital as a percentage of sales. Further, since neither the Adjusted EBITDA nor the ROIC threshold targets in the long-term incentive plan were met, no performance-based restricted stock units were earned for the 2020 performance period. In this way, our compensation programs operated exactly as intended, which is to ensure strong linkage between realized pay and the outcomes we have delivered to all of you.

However, other measurements would suggest a banner year. As measured by Lost Time Injuries, 2020 will go down as our safest year ever. We are extremely proud of the resilience that our people and our business showed in the face of great adversity and at a time when keeping our people and communities healthy, fed, clean and safe was an absolute priority. In a year when liquidity concerns were heightened, we improved our Net Free Cash Flow, maintained solid liquidity, and reduced our net debt. We did this, with the strength of our supplier and customer relationships, by tightly and quickly managing our cost structure, and by executing on our portfolio management strategy, which included selling some of our non-core businesses. Further, we figured out how to continue executing on our business system migration plans, which previously had been designed around the ability to travel and conduct large-group, in-person training. Not progressing these plans was not an option for us because we understand how important it is (to ourselves and to you) for us to enable the net synergies articulated from our 2019 acquisition of Nexeo Solutions. Relatedly, the circumstances of the year did not prevent us from delivering on the acquisition-related net synergies that had been planned for the year and indeed we delivered $46 million in value capture. Finally, last year we launched our Streamline 2022 (S22) program, which is our plan to reduce leverage below 3.0x by the end of this year, maximize our net free cash flow conversion, and improve Adjusted EBITDA margins to 9% by the end of 2022. We believe this provides clear line-of-sight, as well as a rallying cry, to where we are headed. We are optimistic about the progress being made on our plan to reduce leverage, maximize cash flow and target new capital allocation opportunities.

How will history measure the year that was 2020? Only time will tell but I imagine that as we get some distance from the acute pain caused by the myriad of circumstances the year presented, the silver linings will emerge. For Univar Solutions the silver lining was the reinvigoration of our purpose, which resonated with all of you as well as all of us. We keep people healthy, fed, clean, and safe. It’s that simple. Last March, when the world started shutting down as a result of the COVID-19 pandemic, we were finding ways to keep running. It was daunting but also inspiring. As a company, we are honored to have served society during such a challenging time – it will always be an impactful part of our history and it has given our employees new forms of pride and engagement, which we believe will have a positive multiplier effect in countless ways. All things considered, 525,600 minutes of purpose is not a bad way to measure a year.

Sincerely,

David C. Jukes,

President and Chief Executive Officer

A Message from our

Board Chair

Dear Fellow Stockholders:

By almost any measure, 2020 was a challenging year for many companies. I am pleased that at Univar Solutions, David Jukes, his management team, and the organization-at-large stayed focused on the Company’s strategy, results, people, shareholders and myriad of other stakeholders to deliver solid performance in extraordinary times. Through their work, the Company is poised (from a portfolio, strategy, and execution standpoint) to continue its work on an agenda that includes growth, strong cash flow, and an improved balance sheet in 2021 and beyond.

In addition, since the Company’s initial public offering in 2015, the Company has continuously enhanced its corporate governance structure and practices, which is reflective of its maturation and evolution. In particular, over the course of the last year, the Company took action in a number of important areas, as follows:

•The Company continues to separate the CEO and Chairman roles, with my evolution from Lead Director to Independent Board Chair following Stephen D. Newlin’s term as Executive Chair;

•The size of the Board was reduced from twelve to ten directors following the retirement of two directors in line with the Board’s retirement policy;

•Rhonda Germany was appointed as the Chair of the Governance and Corporate Responsibility Committee, the scope of which has been expanded to include oversight of ESG matters;

•After reviewing and revising its Corporate Governance Guidelines, the Company further limited the number of public boards upon which a director is permitted to serve (absent approval) from six to four;

•Following stockholder engagement, the Company has strengthened its Clawback Policy to include the ability to clawback incentive compensation in the event of misconduct; and

•At this year’s Annual Meeting, the Company’s stockholders will have the opportunity to vote on eliminating the 'supermajority' voting requirements in the Company’s Certificate of Incorporation.

Overall, I am pleased with the progress made in 2020 and believe that our Board has a diverse and valuable set of experiences, skills and perspectives that will be brought to bear as the Company executes on its strategic plans.

In the coming year, the Company looks forward to putting the Nexeo integration in the rear-view-mirror, making progress against the S22 objectives, and otherwise continuing to work on its plans to improve margins, reduce debt, increase market share, and achieve overall growth. Equally important, the Company will continue to realize its purpose of keeping people healthy, fed, clean, and safe.

Thank you for your support.

Sincerely,

Christopher D. Pappas,

Chair of the Board

Notice of Annual Meeting of Stockholders

To be Held MAY 6, 2021

To the Stockholders of Univar Solutions Inc.:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Univar Solutions Inc. (“Univar Solutions” or the “Company”) will be held on Thursday, May 6, 2021, at 8:30 a.m. Central Time, in a virtual-only format, for the following purposes (which are more fully explained in this Proxy Statement):

(i)	elect the directors named in this Proxy Statement for a one-year term;
(ii)	vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers described in this Proxy Statement;
(iii)	ratify the Audit Committee’s selection of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;
(iv)

approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (as amended prior to the date hereof, the “Certificate of Incorporation”) to eliminate all of its supermajority voting requirements; and

(v)	transact any other business properly brought before the meeting.

Due to the continued public health impact of the coronavirus (COVID-19) pandemic, and to support the health, safety, and well-being of our stockholders, employees, directors, and their respective families, the Company will hold the Annual Meeting in a virtual meeting format only. In future years, once the public health impact of COVID-19 begins to normalize, the Company will assess whether to offer full in-person meetings consistent with past practice.

The Notice of the Annual Meeting of Stockholders and Proxy Statement contains details about the business to be conducted at the meeting. You may also read the Notice of the Annual Meeting of Stockholders and Proxy Statement on Univar Solutions’ website at www.univarsolutions.com/investors or at www.proxypush.com/UNVR.

Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on March 9, 2021 may attend and participate in the Annual Meeting. To assure that your shares are represented at the meeting, the Board of Directors of the Company (the “Board”) urges you to vote your shares by proxy, telephone or Internet. To participate in the Annual Meeting, you must register using the control number found on your proxy card, voting instruction form or notice you previously received (“control number”), at www.proxydocs.com/UNVR. If you are a beneficial owner of shares held in the name of a broker, bank, or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process. Upon completing your registration, you will receive further instructions by email, including unique links that will allow you to access the Annual Meeting, vote online and view the list of registered stockholders as of the Record Date (the “Stockholder List”) during the Annual Meeting, as well as to submit questions prior to and during the Annual Meeting. If you plan to attend the Annual Meeting, we encourage you to register for the meeting and access the virtual platform prior to the start time of the meeting to allow time to log-in and test your device’s audio system. You may begin to log into the virtual platform beginning at 8:15 a.m. Central Time on May 6, 2021.

Proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) are being first released or mailed to stockholders on March 24, 2021. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company may furnish proxy materials by providing Internet access to those documents, instead of mailing a printed copy of the Company’s proxy materials to each stockholder of record. The Notice contains instructions on how to access our proxy materials and vote online, or alternatively, request a paper copy of the proxy materials and a proxy card. This Notice of Annual Meeting, the Company’s 2020 Annual Report and this Proxy Statement were posted in an easily readable and printable format on the Company’s website, www.univarsolutions.com/investors, on or about March 24, 2021.

By Order of the Board of Directors of Univar Solutions Inc.,

Noelle J. Perkins,

Senior Vice President, General Counsel, Secretary and Chief Risk Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2021.

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020 are available at www.univarsolutions.com/investors or at www.proxypush.com/UNVR. The Notice of Annual Meeting of Stockholders, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are being mailed to, or can be accessed online by, shareholders on or about March 24, 2021.

Sustainability

Our business is more than distributing chemicals and ingredients; we help keep society healthy, fed, clean and safe. The products we distribute help maintain the essential infrastructure of society, including helping to provide clean drinking water, wastewater treatment and health care facility sanitization, and are used within food, pharmaceutical, and medical device manufacturing, utilities processing and in the production of other basic societal necessities. Driven to add value for the triple bottom line of people, planet and profit, we are focused on becoming a world leader in sustainable chemical distribution.

Progress against our global sustainability goals

Sustainability at Univar Solutions is part of who we are, lived through the ‘Our Home, Our Responsibility’ mindset. Our journey to a more sustainable future continues to grow in pace and scope as we further our efforts across the material environmental, social and governance issues that we are addressing. Our vision on sustainability is to deliver sustainable solutions for the global challenges of today and tomorrow that help create value for our stakeholders, society and environment. While achieving this is a greater challenge than can be summarized into just six goals, we see our global sustainability goals as markers on our journey, providing tangible updates on our progress along the way.

The latest updates on these goals are highlighted below:

Univar Solutions Progress Toward 2021 Sustainability Goals[1]

Energy & Emissions

Reduce energy use (MWh) and emissions (tCO_2e) 15 percent by 2021 from 2016 baseline per million USD in sales.

Reduced Energy Use[1]

9.1%↓

Our most recently assured intensity reductions have saved enough energy equivalent to the electricity used by over 7,000 U.S. homes in a year.[2]

Reduced Emissions[1]

15.9%↓

Our emissions intensity reductions are equivalent to having over 7,500 cars off the road for a year[3]

Goal 15%

Resource Use

Reduce hazardous waste 15 percent by 2021 against 2016 baseline per million USD in sales.

Reduced Hazardous Waste[1]

21%↓

Beyond achieving our waste reduction target we also supported the recovery and reuse of packaging equivalent to 100,000 intermediate bulk containers (IBCs).[4]

Goal 15%

Responsible Handling

Achieve 15 percent absolute reduction in significant spills by 2021 against 2016 baseline.[4]

Reduced Significant Spills

23%↓

Our commitment on responsible handling is unwavering. To the end of 2020 our teams achieved a significant reduction from our baseline, exceeding our goal.

Goal 15%

Safety

Achieve and exceed the global TCIR goal of 0.68 each year to 2021.

47% reduction in TCIR from baseline

0.36↓

We are proud to have achieved one of our safest years on record in 2020, again exceeding our global TCIR goal[5]

Goal 0.68

Sustainability Supply Chain

Establish and implement assessment of product suppliers for environmental and social responsibility in all regions by 2021

Expanded Supplier Assessments

↑

Beyond furthering supplier assessments, in 2020 we continued to demonstrate improved sustainability performance on a number of key external platforms.

Equality & Diversity

Engage our employees globally through structured confidential surveys to identify our current organizational culture in areas of equality and diversity.

Establishing Employee Networks

↑

Univar Solutions has seven employee resource groups and in 2020 launched a Global Inclusion Council, the USA & Canada Inclusion Councils, and the Office of Inclusion employee volunteers.

(1)2019 progress shown against 2016 baseline data.

(2) Reduction calculated on our 2019 global energy intensity against equivalent data in 2016. Based on average U.S. home annual electricity consumption (EIA, 2019).

(3)Reduction calculated on our 2019 global emissions intensity against equivalent data in 2016. Based on emissions from average U.S. passenger vehicle (EPA, 2018).

(4) Packaging recovery and reuse based on average weight of an unfilled IBC (Schuetz, 2017).

(5) TCIR is the U.S. Occupational Safety & Health Administration (OSHA) method for calculating rates of recordable injuries per 200,000 hours worked.
(6) Significant spill identified as a release from primary containment (>200Lbs/90Kg).

Communicating our Commitments

Ensuring our efforts are addressing the most important issues that we face, with input from our stakeholders along the journey, is key to making meaningful progress. Transparency on our progress and position plays an important part in this process. Materials and documents to promote transparency and help keep our stakeholders updated are available on our website, www.univarsolutions.com. Information on our website is not a part of this Proxy Statement or incorporated into any other filings we make with the SEC. These include:

•	Sustainability Report: Our global report, aligned with the well-recognized GRI and SASB Standards, provides a comprehensive overview on our progress against our goals.
•

Sustainability Policy: We maintain a global Sustainability Policy, which sets out our position on targeting and addressing the most material issues we face across the triple bottom line of people, planet and profit, as well as our commitments to meaningful reporting and transparency.

•

Environmental, Health & Safety Policy: The global Environmental, Health & Safety Policy sets out the core principles which we hold ourselves to in the protection of the environment and the health and safety of employees and supply chain.

•

Code of Conduct: We maintain a Code Handbook that is applicable to all of our directors, officers and employees, and we expect all of our business partners to act in a manner consistent with the Code Handbook. The Code Handbook sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, human rights, use of our assets and business conduct, sustainability and fair competition.

•

Position Statement on Diversity, Equity & Inclusion and Human Rights: Our position statement clearly sets our commitments, in line with our values, to foster a safe, collaborative, supporting and respectful environment that values diverse perspectives, mitigates unconscious bias and enables a culture where employees are able to bring their authentic self to work, and to conduct our business with dignity and respect for every person we impact.

Highlights of Recent Progress

Despite the disruption and challenges faced globally due to the COVID-19 pandemic, our commitments to deliver on our global goals has remained consistent. Throughout 2020:

•	We once again improved on our global safety record, driving down our incident rate, helping keep our people and stakeholders safe across our operations globally.
•

As a result of the COVID-19 pandemic, our people transitioned to remote work, travelled less and reduced their environmental footprint while engaging with our customers and suppliers more frequently through digital solutions.

•

In our latest sustainability reporting, we brought together the history of our legacy organizations into one integrated report allowing us to move forward with a common focus. This, combined with our efforts to increase transparency and comparability of our reporting through alignment with the Sustainability Accounting Standards Board (SASB) and United Nations Sustainable Development Goals (SDGs), demonstrates a marked improvement in our reporting value.

•

We made significant progress with the first publication of our partial scope 3 emissions. This marks the beginning of our path towards a more holistic outlook on the impacts associated with our upstream and downstream indirect emissions. As we progress, we will look to further map out the impacts of our business beyond our gates to the broader value chain, using this in our plans to set future goals in line with the Science Based Targets Initiative (SBTi) expectations.

•	We achieved external assurance on our scope 1 and 2 emissions as well as safety and release metrics, providing additional transparency and reliability on our reporting.
•	Our teams contributed to the safe handling behaviors and release prevention that has enabled us to reduce significant releases twenty three percent (23%) below our 2016 baseline.
•

We had a total of seven Employee Resource Networks, including the Ability Network (focused on employees with visible and invisible disabilities), the Black African American Leadership Network, the Canada Indigenous Network, the Hispanic or Latinx

Network, the LGBT+ Network, the Veterans Network and the Women’s Inclusion Network. Through these groups we have expanded the opportunity for colleagues of all backgrounds to champion diversity, support social advocacy and to further develop our people.

•

We also became signatories of CEO Action, the largest CEO-led coalition to advance diversity, equity and inclusion, publicly endorsed the Business Coalition for the Equality Act in the USA, and increased our score on the Human Rights Campaign (HRC) Corporate Equality Index from an 85 in 2019 to a 100 in 2020, and achieved a score of 100 on the HRC Equidad MX, certifying us as a Best Place to Work for LGBTQ Equality.

Executive Officers	31

Executive Compensation	33

Compensation Discussion and Analysis	34
Compensation Committee Report	54
Executive Compensation Tables	55
Pay Ratio Disclosure	65

General Information About the Meeting	66

Additional Information	70

Proxy Statement Summary

Below is a summary of certain information set forth in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and Univar Solutions’ 2020 Annual Report before you vote. Your vote is important.

Annual Meeting Information

Meeting Date	Thursday, May 6, 2021	Meeting Time	8:30 a.m. (Central Time)
Meeting Place	Virtual meeting: www.proxydocs.com/UNVR	Record Date	March 9, 2021

Voting Instructions for Registered Stockholders

Via the Internet	Telephone - U.S. or Canada	Mail
www.proxypush.com/UNVR By following the instructions on the notice or proxy card	By calling 1-866-895-6933	By completing, signing and returning the proxy card in the postage-paid envelope provided

Stockholders holding through a broker, bank, or other nominee should please follow the directions from their broker, bank or other nominee.

Agenda for the Annual Meeting and Voting Recommendation

Proposal	Board’s Recommendation
Election of ten directors, each to serve a term of one year	FOR
Non-binding advisory vote to approve the compensation of the Company’s named executive officers	FOR
Ratification of Ernst & Young as the Company’s independent registered public accounting firm for 2021	FOR
Approval of amendment to the Certificate of Incorporation to eliminate supermajority voting requirements	FOR

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	3

Proposal 1: Election of Directors

(Item 1 on the Proxy Card)

Who are this year’s nominees?

The Board currently consists of 10 members. See “What is the composition of the Board and how often are members elected?” on page 18.The Board has nominated the following individuals as directors for election at the Annual Meeting:

•	Ms. Joan Braca
•	Mr. Mark J. Byrne
•	Mr. Daniel P. Doheny
•	Mr. Richard P. Fox
•	Ms. Rhonda Germany
•	Mr. David C. Jukes
•	Mr. Stephen D. Newlin
•	Mr. Christopher D. Pappas
•	Mr. Kerry J. Preete
•	Mr. Robert L. Wood

If elected, the Company expects that Messrs. Byrne, Doheny, Fox, Jukes, Newlin, Pappas, Preete, and Wood and Mmes. Braca and Germany will serve as directors and hold office until the 2022 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

There are no family relationships among any of the director nominees and executive officers of the Company. See “What relationships and policies does the Company have with respect to transactions with related persons?” on page 23.

The Board recommends that you vote “FOR” the election of these nominees.

4

Proposal 1: Election of Directors

Ms. Joan Braca Age: 48 Director Since: 2018 Term Ends: 2021 Committees Served: Compensation; Governance & Corporate Responsibility Committee

Biography:

Ms. Braca was appointed to the Univar Board in February 2018. Since August 2019, she has served as the CEO of Johnson Matthey’s Clean Air Sector. Prior to that, she worked from 2012 to 2019 at Tate & Lyle PLC as President of its Specialty Food Ingredients business and also head of its Asia Pacific division. Ms. Braca spent 18 years in various positions of increasing responsibility, in the United States, Europe and Asia, with Dow Chemical and the Rohm and Haas Company. She has a diverse background with experience in engineering, manufacturing, sales management and over a decade in General Management. During her career she has worked in several locations including the United Kingdom, Singapore, China, Sweden and the United States. She holds a Bachelor of Science degree in Mechanical Engineering from Lehigh University and a master of business administration degree in Finance from Temple University.

Qualifications:

Ms. Braca has a diverse background with experience in engineering, manufacturing, sales management and over a decade in general management.

Mr. Mark J. Byrne Age: 64 Director Since: 2014 Term Ends: 2021 Committees Served: Compensation

Biography:

Mr. Byrne joined the Company in December 2010 and has served as a member of the Board since 2014. He was formerly a consultant to the Company until 2015. He served as the Chairman of Commodities from February 2014 through January 2015. From February 2013 to January 2014, he was the Executive Chairman of Univar Basic Chemical Solutions (BCS). From December 2010 to September 2011, he served as Chief Operating Officer of the Company. Prior to joining the Company, Mr. Byrne served as the President and Chief Executive Officer of BCS, a company he co-founded in 1995. Under Mr. Byrne’s leadership, BCS grew to become a company with global operations and nearly $900 million in 2009 sales revenue. Prior to BCS, Mr. Byrne began his career in 1980 at AlliedSignal (now Honeywell) where he held roles in several functional areas, culminating as President of AlliedSignal’s Fluorine Products Division. Mr. Byrne holds a bachelor’s degree in economics and finance and a master’s degree in business administration from Fairleigh Dickinson University.

Qualifications:

Mr. Byrne has broad managerial and operational experience in chemical distribution and basic chemicals markets - Univar Solutions’ principal areas of business. He also brings to the Board his deep experience with BCS, which was acquired by the Company in 2010.

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	5

Proposal 1: Election of Directors

Mr. Daniel P. Doheny Age: 58 Director Since: 2016 Term Ends: 2021 Committees Served: Audit (Chair); Governance & Corporate Responsibility Committee

Biography:

Mr. Doheny has been a director since May 2016. From 2000 to 2019, Mr. Doheny was with Reyes Holdings, LLC, the 12th largest privately held company in the United States. From 2014 to 2019, he served as Executive Chairman of Reyes’ Great Lakes Coca-Cola distribution business and successfully led the company’s acquisitions and integration of the distribution of Coca-Cola products. From 2000 to 2014, Mr. Doheny served as EVP and Chief Financial Officer and was responsible for all financial aspects of the business, including acquisitions, financing, internal controls and reporting, capital investments, and budgeting. He also played a key role in strategy development, information technology and human resources. Prior to joining Reyes, Mr. Doheny spent more than 16 years with KPMG LLP in Chicago, IL, and Montvale, NJ, including six years as an audit partner. He was the founder of the KPMG Audit Committee Institute, advising public boards of directors around the world. Mr. Doheny holds a bachelor’s degree in accountancy from the University of Illinois and is a certified public accountant.

Qualifications:

Mr. Doheny’s executive and board experience in distribution provides him with valuable leadership and distributor industry knowledge. Mr. Doheny’s extensive experience and knowledge in finance and accounting, and his experience leading a finance function qualifies him to serve on the Board and its Audit Committee.

Mr. Richard P. Fox Age: 73 Director Since: 2007 Term Ends: 2021 Committees Served: Audit; Governance & Corporate Responsibility Committee

Biography:

Mr. Fox has been a director since October 2007. Since 2001, Mr. Fox has served as a consultant and outside board member to companies in varying industries. From 2000 to 2001, he was President and Chief Operating Officer of CyberSafe Corporation, a provider of e-security solutions and services. Prior to joining CyberSafe, Mr. Fox was Chief Financial Officer and a member of the board of directors of Wall Data, Incorporated, a software company. Mr. Fox spent 28 years at Ernst & Young LLP, last serving as Managing Partner of its Seattle office. He serves on the boards of directors of Live Ramp, Frontdoor Inc., and Pinnacle West Capital Corporation. Mr. Fox previously served on the boards of HonorHealth, Premera Blue Cross, Pendrell Corporation, Orbitz Worldwide, aQuantive Inc., Shurgard Storage Centers Inc., PopCap Games and Flow International. In addition, previously Mr. Fox was on the board of visitors of the Fuqua School of Business at Duke University. Mr. Fox received a bachelor’s degree in business administration from Ohio University and a master’s degree from the Fuqua School of Business at Duke University. He is a certified public accountant.

Qualifications:

As a result of his extensive accounting and financial management experience, Mr. Fox has a deep understanding of financial reporting processes, internal accounting and financial controls, independent auditor engagements, and other audit committee and board functions.

6

Proposal 1: Election of Directors

Ms. Rhonda Germany Age: 64 Director Since: 2017 Term Ends: 2021 Committees Served: Audit; Governance & Corporate Responsibility Committee (Chair)

Biography:

Ms. Germany was appointed to the Board in August 2017. From 2002 until her retirement in 2017, she served as corporate vice president, chief strategy & marketing officer for Honeywell. Prior to that, she served in various positions with Booz Allen Hamilton, including vice president, partner and board member. She also held management roles with Chem Systems Inc. and Union Carbide. Ms. Germany currently serves on the board of two public companies, Aegion Corporation and Integra Lifesciences. She also serves on the board of two private companies, Hypertherm Corporation and Zapata Computing. She holds a bachelor’s degree in chemical engineering from the University of Michigan and a master’s of business administration from the University of Connecticut.

Qualifications:

Ms. Germany’s experience as a senior officer of a major U.S. Company with international operations provides her an understanding of Univar Solutions’ operations. Her experience as a board member of another public company with international business provides her with the knowledge and understanding of board functions.

Mr. David C. Jukes Age: 61 Director Since: 2018 Term Ends: 2021 Committees Served: none

Biography:

Mr. Jukes was appointed President and Chief Executive Officer in May 2018. He joined the Company in 2002 and served as President and Chief Operating Officer from May 2017 to May 2018. Additionally, Mr. Jukes held the Executive Vice President and President of Univar USA positions from June 2016 to May 2017, and President of Latin America (LATAM) from September 2015 to May 2017. From 2011 to 2016, Mr. Jukes served as President of Univar EMEA. Mr. Jukes is a 35-year veteran of the chemical distribution industry with a distinguished background of achievements. His passion for growth and proven record of success can be seen through his leadership and business acumen. Prior to joining the Company, Mr. Jukes was Senior Vice President of Global Sales, Marketing and Industry Relations, for Omnexus, a plastics industry consortium e-commerce platform. In 1991 he joined Ellis & Everard, a chemical distribution company in the UK, ultimately becoming vice president of corporate development for their polymers division. He currently serves on the board of DCC plc, a £12.3 billion international sales, marketing and support services group that is headquartered in Dublin, Ireland, and is publicly traded in the UK. Mr. Jukes is a graduate of the London School of Business.

Qualifications:

Mr. Jukes’ success as a divisional President, along with his commercial track record in the chemical distribution sector and long tenure with the Company, brings a unique insight to the Company’s Board of Directors.

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	7

Proposal 1: Election of Directors

Mr. Stephen D. Newlin Age: 68 Director Since: 2014 Term Ends: 2021 Committees Served: None

Biography:

Mr. Newlin was appointed to the Board in 2014 and joined the Company in 2016. He served as Board Chair from 2016 to 2020 and as President and Chief Executive Officer of the Company from 2016 to 2018. He previously served as Chairman, President and Chief Executive Officer of PolyOne Corporation from 2006 to 2014, and Executive Chairman of the board of PolyOne until 2016. From 2003 to 2006, Mr. Newlin was President, Industrial Sector at Ecolab, Inc. He previously spent 24 years at Nalco Chemical Company in positions of increasing responsibility, including President and Director from 1998 to 2001, and President, Chief Operating Officer, and Vice Chairman from 2000 to 2001. Mr. Newlin currently serves on the Advisory Board for Pritzker Private Capital and on the board of directors of Hexion Holdings Corporation and Oshkosh Corporation, where he serves as the Chairman of that board. Previously, Mr. Newlin was on the board of The Chemours Company, Valspar, Black Hills Corporation, PolyOne, and Nalco. Mr. Newlin holds a bachelor’s degree in civil engineering and an honorary doctorate in public service from the South Dakota School of Mines & Technology and has completed the Tuck Executive Program at Dartmouth College and the Harvard Business School’s Advanced Management Program. He also served as a commissioned officer in the U.S. Public Health Service, earning an accelerated promotion.

Qualifications:

Mr. Newlin’s extensive experience as an executive and chief executive of multinational companies permits him to bring to the Company a deep insight of the management of all elements of a global business. His service on other public company boards and his keen understanding of international business and regulatory issues are also great assets for Univar Solutions.

Mr. Christopher D. Pappas Age: 65 Director Since: 2015 Term Ends: 2021 Board Chair Committees Served: Compensation; Governance & Corporate Responsibility Committee

Biography:

Mr. Pappas is the Board Chair. He was the CEO of Trinseo, a leading global materials company, from 2010 until his retirement in 2019. Before Trinseo, Mr. Pappas was an executive at NOVA Chemicals Corporation, a developer and manufacturer of chemicals, plastic resins, and end-products, where he assumed executive roles with increasingly global responsibilities, including President and Chief Executive Officer from May 2009 to November 2009. Mr. Pappas also serves on the board of FirstEnergy Corporation, a diversified energy company dedicated to safety, reliability and operational excellence. Previously, he served on the boards of directors for Trinseo S.A., Methanex Corp., NOVA Chemicals Corporation, and Allegheny Energy, Inc. Mr. Pappas holds a bachelor’s degree in civil engineering from The Georgia Institute of Technology, and a master’s degree from The Wharton School of Business at The University of Pennsylvania.

Qualifications:

Mr. Pappas’ executive and board experience has equipped him with leadership skills and the knowledge of board processes and functions. Additionally, Mr. Pappas’ general corporate decision-making and senior executive experience with a commodity-based business provides a useful background for understanding the operations of Univar Solutions.

8

Proposal 1: Election of Directors

Mr. Kerry J. Preete Age: 60 Director Since: 2018 Term Ends: 2021 Committees Served: Compensation

Biography:

Mr. Preete was appointed to the Board in May 2018. From 2010 until his retirement in 2019, he served as the Executive Vice President and Chief Strategy Officer at Monsanto Company, where he had been for over 30 years in roles of increasing responsibility, including President of the Global Crop Protection Chemicals business and Executive Leader of the U.S. markets businesses. He currently serves on the board of directors of Avient Corporation and is the Chair of their compensation committee and a member of their nominating and governance committee. Mr. Preete holds a Bachelor of Commerce degree from the University of Saskatchewan and a master’s of business administration from Washington University in St. Louis.

Qualifications:

Mr. Preete’s experience as a seasoned executive at a global leading enterprise brings an astute perspective on running an innovative company. Additionally, his experience as a board member of a another multi-regional and publicly traded company brings a global business acumen, which proves to be a valued asset to the Company’s Board.

Mr. Robert L. Wood Age: 66 Director Since: 2016 Term Ends: 2021 Committees Served: Audit; Compensation (Chair)

Biography:

Mr. Wood has been a director since October 2016. From 2004 to 2008, Mr. Wood was Chairman, President and CEO of Chemtura, global specialty chemicals company listed on the New York Stock Exchange and Euronext Paris. He spent 27 years in a variety of sales, marketing and management roles within the Dow Chemical organization and ultimately became the Business Group President of the Thermosets and Dow Automotive Group. In this role, Mr. Wood was named to Dow’s Corporate Operating Board, which was charged with setting corporate strategy and establishing corporate policies. Prior to that, Mr. Wood was the Global Vice President of Polyurethanes and Global Vice President of Engineered Plastics. Mr. Wood currently serves on the board of Praxair and MRC Global Inc. He is a member of the United States Olympic and Paralympic Committee. He previously served on the board of the Jarden Corporation. He holds a bachelor’s degree from the University of Michigan.

Qualifications:

Mr. Wood’s deep experience in the chemical industry and his managerial experience is valuable for all aspects of the operations of the Company. His role as a director of other public companies provides valuable corporate governance insight to the Board.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies will be voted for a substitute nominated by the Board.

Director Skills, Qualifications and Demographic Backgrounds

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	9

Proposal 1: Election of Directors

10

Proposal 1: Election of Directors

Compensation of Directors

Non-employee directors receive compensation for Board service, which is designed to fairly and competitively compensate them for their Board responsibilities and align their interests with the long-term interests of stockholders. The Compensation Committee has the primary responsibility to review and consider any revisions to directors’ compensation. With the assistance of the Company’s external compensation advisor, the Compensation Committee reviews the competitiveness of directors’ compensation compared to peer companies.

During fiscal year 2020, non-employee directors were entitled to the following compensation:

Fiscal Year 2020 Director Compensation

Annual Cash Retainer(1)(3)	$100,000
Annual Equity Award(2)(3)	$120,000
Board Chair Retainer(4)	$150,000
Lead Director Retainer(4)	$25,000
Audit Committee Chair Retainer	$20,000
Compensation Committee Chair Retainer	$15,000
Governance & Corporate Responsibility Committee Chair Retainer	$15,000

(1)	Directors may also elect to convert all or a portion of their Annual Cash Retainers into unrestricted shares of common stock.
(2)

Restricted stock is granted annually on the date of the Company’s Annual Meeting of Stockholders. Unless otherwise determined by the Compensation Committee, these awards vest on the first anniversary of the grant date.

(3)

Directors may elect to defer their annual cash retainer and/or the annual equity award to deferred share units that are settled upon the earlier of (i) termination of service or (ii) a change in control.

(4)	The Board Chair Retainer and the Lead Director Retainer, as applicable, are in addition to the Annual Cash Retainer.

The above fees assume service for a full year. Directors who serve for less than the full year are entitled to receive a pro-rated portion of the applicable payment. The Company does not pay meeting fees but does pay for or reimburse directors for reasonable travel expenses related to attending Board, Committee and Company business meetings.

The following table shows information concerning the compensation in fiscal year 2020 for non-employee directors:

Name	Fees Earned or Paid in Cash(1) $		Stock Awards (2) $	Change in Pension Value and Non Qualified Deferred Compensation Earnings $		All Other Compensation $		Total $

Joan Braca(5)	100,000		120,002					220,002
Mark J. Byrne	100,000		120,002			13,837	(3)	233,839
Daniel P. Doheny	113,333		120,002					233,335
Richard P. Fox	106,667		120,002	122,588	(4)			349,257
Rhonda Germany(5)	102,500		120,002					222,502
Edward Mooney(6)	33,333							33,333
Stephen D. Newlin	150,000	(7)	120,002					270,002
Christopher D. Pappas	220,833	(8)	120,002					340,835
Kerry J. Preete(5)	100,000		120,002					220,002
William Stavropoulos(6)(9)			33,333					33,333
Robert L. Wood(5)	115,000		120,002					235,002

(1)	Represents the director retainer fees earned in 2020.
(2)	The amounts in this column represent the grant date fair value of restricted stock awarded (rounded up to the nearest full share) for the annual director retainer grant.
(3)

Mr. Byrne was also an employee of the Company through January 31, 2015. As part of his termination arrangement from the Company, Mr. Byrne participates in the active employee medical insurance programs; the annual cost of employer contributions for this insurance is $13,837. In addition, Mr. Byrne has 98,787 vested stock options outstanding and unexercised.

(4)

Mr. Fox’s defined benefit increased by $122,588 to a total present value of $752,001 as of December 31, 2020. These values are based on Mr. Fox’s defined benefit pension plan arrangement, which guarantees a frozen monthly benefit of $6,815 to Mr. Fox from age 80 until his death, and thereafter to a surviving spouse. If Mr. Fox does not reach age 80, then no benefit will be paid. Mr. Fox may retire at any time and be eligible for this benefit. The increase in present value is primarily due to a decrease in the discount rate from 3.21% to 2.43% as of December 31, 2020, as well as an increase due to the passage of time.

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	11

Proposal 1: Election of Directors

(5)

Messrs. Preete and Wood and Mmes. Braca and Germany elected to defer their annual equity award to deferred share units that are settled upon the earlier of (i) termination of service or (ii) a change in control.

(6)	Messrs. Mooney and Stavropoulos retired from the Board in May 2020.
(7)	In 2020, Mr. Newlin served as Board Chair until May 7, 2020 and received a pro‐rated portion of the Board Chair Retainer for such service in addition to the Annual Cash Retainer.
(8)

In 2020, Mr. Pappas served as: (i) Lead Director until May 7, 2020, after which he served as Board Chair, and received a pro‐rated portion of the Lead Director Retainer and the Board Chair Retainer for such service in addition to his Annual Cash Retainer; and (ii) Chair of the Governance & Corporate Responsibility Committee from January 1, 2020 to October 29, 2020 and received a pro‐rated portion of the Governance & Corporate Responsibility Committee Chair Retainer for such service.

(9)	Mr. Stavropoulos elected to receive his cash retainer in the form of shares of Univar Solutions common stock.

The following table shows the number of shares of our common stock subject to outstanding Restricted stock (RS), restricted stock units (RSUs), deferred stock units (DSUs), stock options and performance-based restricted stock units (PRSUs) which each of our non-employee directors held as of December 31, 2020:

Name	Aggregate number of Shares Subject to RS/RSUs	Aggregate number of Shares Subject to DSUs	Aggregate number of Shares Subject to Stock Options	Aggregate number of Shares Subject to PRSUs

Joan Braca	8,627	19,929
Mark J. Byrne	8,627		98,787
Daniel P. Doheny	8,627
Richard P. Fox	8,627
Rhonda Germany	8,627	9,865
Stephen D. Newlin	46,094		578,180	112,408
Christopher D. Pappas	8,627	8,933
Kerry J. Preete	8,627	9,865
Robert L. Wood	8,627	9,865

The Company believes that it is in the best interests of the Company and its stockholders to align the financial interests of its directors and senior executive officers with those of stockholders. The Company has stock ownership requirements to assure that the compensation for directors and officers aligns with the performance of the Company and its shareholder value. Non-employee directors are expected to own a number of shares of the Company’s common stock having a value equal to five times the annual cash retainer payable to such non-employee director (inclusive of any additional amounts payable with respect to service as lead director or a Chair of a committee). In general, non-employee directors have five years from their joining the Board, to establish this level of ownership. The following forms of equity are counted in determining compliance with this policy:

•	Shares of the Company’s common stock owned outright or beneficially;
•	Restricted stock or restricted stock units even while unvested;
•	Performance-based restricted stock units that have been earned; and
•	Deferred share units even while unvested.

As of the date of this Proxy Statement, all non-employee directors have met or exceeded these shareholding requirements or are within their attainment period.

The Company has entered into indemnification agreements with each of its directors. Under those agreements, the Company agrees to indemnify each of these individuals against claims arising out of events or occurrences related to that individual’s service, as legally permitted. The Company also maintains Director and Officer Liability Insurance that benefits the directors.

12

Proposal 2: Vote, on a Non-Binding Advisory Basis, to Approve the Compensation of the Company’s Named Executive Officers

(Item 2 on the Proxy Card)

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board is providing the Company’s stockholders with the opportunity to vote, on a non-binding advisory basis, on a resolution approving the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (typically referred to as a “say-on-pay” vote). The language of this resolution is as follows:

“RESOLVED, that stockholders approve, on a non-binding advisory basis, the compensation paid to the named executive officers of Univar Solutions Inc., as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” compensation tables and related disclosures.”

In considering their vote, stockholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in the “Executive Compensation” section of this Proxy Statement starting on page 33, which includes, without limitation, the “Compensation Discussion and Analysis” starting on page 34, the “Compensation Committee Report” on page 54, as well as the “Executive Compensation Tables” starting on page 55.

Although the advisory say-on-pay vote is non-binding, the Compensation Committee and the Board will consider the outcome of the vote in making future executive compensation determinations. The Company anticipates seeking another advisory vote on the frequency of the advisory vote on executive compensation at the 2022 Annual Meeting.

The vote, on a non-binding advisory basis, to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, will be determined by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

The Board recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the resolution approving the compensation of the Company’s named executive officers.

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	13

Proposal 3: Ratification of Independent Registered Public Accounting Firm

(Item 3 on the Proxy Card)

What am I voting on?

The Audit Committee of the Board selected the independent registered public accounting firm of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Although stockholder ratification of the appointment is not required, the Board has decided to ascertain the position of the stockholders on the appointment. The Audit Committee will reconsider the appointment if the appointment of Ernst & Young is not ratified by the stockholders.

Will representatives of Ernst & Young be present at the Annual Meeting?

Representatives of Ernst & Young will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions from stockholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What fees did the Company pay to Ernst & Young for audit and other services for the years ended December 31, 2020 and 2019?

Ernst & Young served as the Company’s independent registered public accounting firm for the years ended December 31, 2020 and 2019. The following table presents fees for professional services rendered by Ernst & Young in 2020 and 2019, for the audit of the Company’s annual financial statements and statutory audits for 2020 and 2019, and fees billed for audit-related services, tax services and all other services rendered by Ernst & Young for 2020 and 2019.

	2020 ($)	2019 ($)

Audit fees (1)	6,589,975	6,655,900
Audit-related fees (2)	48,252	530,095
Audit and audit-related fees	6,638,227	7,185,995
Tax fees (3)	101,204	346,666
All other fees (4)	—	2,560,998
Total fees	6,739,431	10,093,659

(1)

Audit fees for 2020 and 2019 include fees for the annual audit of our consolidated financial statements, statutory audits and reviews of the condensed consolidated financial statements included in the Company’s quarterly reports. In 2019, these fees also include audit procedures related to the acquisition of Nexeo Solutions.

(2)

Audit-related fees for 2020 and 2019 include fees related to employee benefit plan audits, certain Company offering documents and a subscription to Ernst & Young’s accounting research tool. In 2019, these include fees related to the Nexeo Solutions acquisition.

(3)	Tax fees for 2020 include fees related to general tax consultations. Tax fees for 2019 include fees for tax items primarily related to the acquisition of Nexeo Solutions.

(4)	Fees relate to divestiture advisory services for the disposition of the Company’s Environmental Sciences business in 2019.

To safeguard the continued independence of the independent auditor, the Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services from the Company’s independent auditor (the “Pre-Approval Policy”). The Pre-Approval Policy is part of the Audit Committee Charter, which can be found at the Company’s website at www.univarsolutions.com/investors. The Pre-Approval Policy is intended to prevent the independent auditor from providing services to the Company that are prohibited under Section 10A(g) of the Exchange Act and to help ensure the auditor’s continued independence. The Pre-Approval Policy requires all audit, audit-related, tax and other permissible non-audit services performed by the independent auditor to be pre-approved by the Audit Committee (or its Chair under delegated authority for services that will not exceed $250,000 and is conditioned upon reporting to

14

Proposal 3: Ratification of Independent Registered Public Accounting Firm

the full Audit Committee at its next scheduled meeting). All of the services performed by Ernst & Young during the years ended December 31, 2020 and December 31, 2019 were performed in accordance with the Pre-Approval Policy.

What factors did the Audit Committee consider in determining to retain Ernst & Young for 2021?

In determining to retain Ernst & Young for 2021, the Audit Committee considered:

•	applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), including its oversight of Ernst & Young and its requirements for independence and audit partner rotation;
•

the benefits of Ernst & Young’s tenure of over 10 years, including favorable impact on audit quality, efficient fee structures and avoidance of costs and disruption, as well as the potential independence risks posed by a long-tenured independent auditor;

•	matters relating to Ernst & Young’s independence, including a review of audit and non-audit fees and written disclosures from Ernst & Young;
•	Ernst & Young’s technical qualifications, international capacity, audit quality and performance as assessed by the Audit Committee’s 2020 evaluation of Ernst & Young;
•	the annual PCAOB report on Ernst & Young and the assessments of the Company’s internal auditor and other members of management;
•	the quality and candor of Ernst & Young’s communications with both the Audit Committee and the Company’s management; and
•	Ernst & Young’s demonstration of independent judgment, objectivity and professional skepticism.

The Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2021.

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	15

Proposal 4: Approval of the Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Requirements

(Item 4 on the Proxy Card)

Background of Proposal

We are asking stockholders to approve the amendment to the Certificate of Incorporation to eliminate the requirement of the approval of at least seventy-five percent (75%) in voting power of all outstanding shares of the Company entitled to vote in an election of directors (“Supermajority Voting Requirement”) in order for stockholders to (i) remove a director from office; or (ii) make certain amendments to the Company’s Certificate of Incorporation and Bylaws (the “Supermajority Voting Removal Proposal”).

The following provisions in the Certificate of Incorporation currently include the Supermajority Voting Requirement:

•	Article Fifth, Section (d) of the Certificate of Incorporation includes a Supermajority Voting Requirement to remove a director from office.
•	Article Tenth of the Certificate of Incorporation includes a Supermajority Voting Requirement to amend the following provisions in the Certificate of Incorporation:

- Article Fifth regarding the management of the Company, including, without limitation, authority to fix the size of the Board, removal of directors, authority to fill director vacancies and newly created directorships and director term length, the limitation of director liability, and director indemnification;

- Article Sixth regarding stockholder action by written consent;

- Article Seventh regarding special meetings of the Company’s stockholders;

- Article Eight related to competition and allocation of corporate opportunities for certain Sponsors (as defined in the Certificate of Incorporation);

- Article Ninth regarding the application of Section 203 of the Delaware General Corporation Law;

- Article Tenth related to amendments to the Certificate of Incorporation;

- Article Eleventh related to amendments to the Bylaws; and

- Article Twelfth related to forum and personal jurisdiction.

• Article ELEVENTH of the Certificate of Incorporation includes a Supermajority Voting Requirement to amend the Bylaws.

The Company established the Supermajority Voting Requirement at the time of the Company’s initial public offering, when the three largest stockholders of the Company owned approximately two-thirds of the Company’s outstanding shares, to protect the interests of all stockholders by ensuring that fundamental changes to the Certificate of Incorporation have the support of a broad consensus of stockholders, thereby reducing the Company’s vulnerability to coercive tactics (including in connection with hostile takeovers) and promoting corporate governance stability. While our Board continues to believe that these are important benefits, the Board has also considered that the Supermajority Voting Requirement may have the effect of reducing the accountability of directors to stockholders, and recognizes the benefit of providing stockholders an opportunity to participate in corporate governance, especially as the Company’s shares are less centrally held by a small group of stockholders. The Board is engaged in an ongoing review of the Company’s corporate governance principles. After receiving the advice of management and outside advisors, engaging in discussions

16

Proposal 4: Approval of the Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Requirements

with stockholders and considering the relative weight of the arguments in favor of and against maintaining the Supermajority Voting Requirement, following the recommendation of the Governance & Corporate Responsibility Committee, the Board has determined the Supermajority Voting Removal Proposal to be advisable and in the best interests of the Company and its stockholders, and recommends that the stockholders adopt the Supermajority Voting Removal Proposal.

If approved, the Company’s Certificate of Incorporation would be amended to replace all Supermajority Voting Requirements with a majority of the outstanding voting shares standard.

Vote Required and Effectiveness

The affirmative vote of the holders of at least seventy-five percent (75%) of all outstanding shares of the Company entitled to vote as of the Record Date is required to adopt the Supermajority Voting Removal Proposal. The proposed amendment would become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would file promptly following the 2021 Annual Meeting if our stockholders approve the proposed amendment.

Text of the Proposal

The proposed amendment to the Certificate of Incorporation, with deletions indicated by strike-outs and additions indicated by double underlining, is contained in Appendix A to this Proxy Statement. The description of the Supermajority Voting Removal Proposal set forth above is qualified in its entirety by reference to the text attached as Appendix A to this Proxy Statement.

The Board recommends that you vote “FOR” the amendment to the Certificate of Incorporation to eliminate Supermajority Voting Requirements as set forth above.

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	17

Governance of the Company

The business and affairs of the Company are supervised by the Board. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to stockholders. The Board believes that its corporate governance practices align management and stockholder interests. Highlights of the Company’s corporate governance practices are described below.

What is the composition of the Board and how often are members elected?

Prior to the 2018 Annual Meeting of Stockholders, our Board was segmented into three classes with three-year terms. At the 2018 Annual Meeting of Stockholders, stockholders approved an amendment to the Certificate of Incorporation to phase out the classified board structure and move to annual election of directors starting at the 2019 Annual Meeting of Stockholders. The conversion to a declassified board was phased in as each class of directors came up for election and starting at the Annual Meeting , all of our directors will be elected on an annual basis. The Board currently consists of 10 members.

What is the Board’s leadership structure?

Our Board is currently led by an independent Chairman, Mr. Christopher D. Pappas. In 2018, the Company announced the separation of the Chief Executive Officer and Board Chair roles and in May 2020 appointed Mr. Pappas, who previously served as the Company’s Independent Lead Director, as the independent Board Chair, succeeding Mr. Newlin who served as Non-Executive Chair of the Board from January 2020 to May 2020. Our Board does not have a policy mandating separation of the role of the Chief Executive Officer and Board Chair, but if in the future our Board chooses to combine the role of Chairman and Chief Executive Officer, a Lead Director will be appointed annually by the independent Directors. Our Board believes that Board independence and oversight of management are effectively maintained through a strong independent Chair or Lead Director and through the Board’s composition, committee system and policy of having regular executive sessions of non-management directors, as further described in this Proxy Statement. The Board has also adopted a number of governance practices, as further described in this Proxy Statement, that promote effective independent oversight. Having an independent Chair or Lead Director enables the Chair to focus on corporate governance matters and the Chief Executive Officer to focus on the Company’s business. It also fosters an open dialogue and constructive feedback among the independent directors and management.

What is the Board’s involvement in risk oversight?

The Board maintains oversight of the Company’s enterprise risk management and the Company’s top enterprise risks and corresponding mitigation plans are presented to the Board semiannually. The Company has a Risk Steering Committee, chaired by the Company’s Chief Risk Officer and comprised of various members of executive and senior management, which regularly identifies and monitors top enterprise risks to the Company and oversees mitigation plans for the top enterprise risks facing the Company. Further, management notifies the Board of, among other things, any instances of significant threatened or actual litigation, significant governmental or regulatory inquiry or proceeding, and any events or occurrences that could materially impact the Company’s reputation or that may have significant operational, financial or legal impacts.

The Board’s committees also oversee the management of risks that are within the committees’ areas of focus. The Compensation Committee oversees the management of risks relating to the Company’s executive compensation policies (including the design of incentive structures, holding periods and clawbacks to mitigate risks), including the compensation risk assessment set forth in the section of the Proxy Statement titled “Compensation Discussion and Analysis.” The Audit Committee oversees the management of accounting, auditing, external reporting and internal control risks. The Audit Committee is also responsible for overseeing cybersecurity risk, including policies and procedures for assessing and managing that risk. The Governance & Corporate Responsibility Committee oversees risk associated with the corporate governance of the Company and environmental, health, safety, sustainability and corporate social responsibility risks. Each of the Compensation Committee, Governance & Corporate Responsibility Committee and Board plays a role in succession planning oversight. The entire Board also reviews the Company’s safety performance and risks associated with safety.

18

Governance of the Company

The Board also receives information relating to the culture of the Company through a number of channels, including updates from the chief people officer on the Company’s diversity and inclusion data and metrics and analyses of the result our annual employee engagement survey, as well as updates from the general counsel on any significant compliance, discrimination or harassment complaints.

What are the committees of the Board and how often did the Board and its committees meet in 2020?

The Board has standing Audit, Compensation and Governance & Corporate Responsibility Committees. All of the charters for the committees are available on the Company’s website at www.univarsolutions.com/investors. In 2020, the Board met eight times, the Audit Committee met seven times, the Governance & Corporate Responsibility Committee met five times, and the Compensation Committee met nine times. Every director attended 75% or more of the meetings of the Board and those Committees of which he or she was a member (held during the period he or she served as a director). Information relating to each of the Committees of the Board as of the date of this Proxy Statement is provided below.

Committee Composition

	Audit Committee	Compensation Committee	Governance & Corporate Responsibility Committee
Joan Braca		M	M
Mark J. Byrne		M
Daniel P. Doheny*	C		M
Richard P. Fox*	M		M
Rhonda Germany	M		C
Christopher D. Pappas		M	M
Kerry J. Preete		M
Robert L. Wood*	M	C
C: Chair M: Member * Denotes that Mr. Doheny, Mr. Fox, and Mr. Wood are financial experts in the Audit Committee.

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	19

Governance of the Company

Audit Committee

Committee Name and Members	Representative Functions of the Audit Committee
Audit: Daniel P. Doheny, Chair Richard P. Fox Rhonda Germany Robert L. Wood Number of Meetings in 2020: Seven

•      directly responsible for the appointment or replacement, compensation, retention and oversight of the work of the independent auditor;

•      pre-approve all auditing and permitted non-audit services performed by the independent auditor;

•      assist the Board in monitoring the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the independent auditor, the Company’s internal audit function and the Company’s compliance with its Code Handbook;

•      annually review an independent auditor’s report describing, among other things, the auditing firm’s internal quality-control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm;

•      discuss and review the annual audited or quarterly unaudited financial statements with management and the independent auditor, review and approve financial information before submission to the SEC and monitor the Company’s Sarbanes-Oxley internal control compliance on an annual basis;

•      discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•      discuss policies with respect to risk assessment and risk management;

•      meet separately, periodically, with management, the internal auditors and the independent auditor;

•      review and approve the risk-based internal audit plan, as well as the appointment, compensation, replacement or dismissal of the vice president of internal audit;

•      review with the independent auditors any audit problems or difficulties with management’s responses;

•      set clear hiring policies for employees or former employees of the independent auditors;

•      prepare any report or other disclosure by the Audit Committee required to be included in any proxy statement under the rules of the SEC;

•      oversee the Company’s cybersecurity risk, including the policies and procedures for assessing and managing that risk; and

•      handle such other matters as delegated to the Audit Committee by the Board.

The Audit Committee operates under a written charter adopted by the Board that is available through the Company’s website at www.univarsolutions.com/investors. While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete, accurate and prepared in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

The Board has determined that Messrs. Doheny, Fox and Wood and Ms. Germany are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Messrs. Doheny, Fox and Wood are qualified as audit committee

20

Governance of the Company

financial experts within the meaning of Section 407 of the Sarbanes-Oxley Act and applicable SEC regulations. The Board has also determined that each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards. Mr. Fox’s service on the audit committees of three other companies has been determined by the Board not to impair his ability to serve on the Company’s Audit Committee.

Compensation Committee

Committee Name and Members	Representative Functions of the Compensation Committee
Compensation: Robert L. Wood, Chair Joan Braca Mark J. Byrne Christopher D. Pappas Kerry J. Preete Number of Meetings in 2020: Nine

•      make recommendations to the Board as to the Company’s overall compensation philosophy and oversee the development and implementation of compensation programs;

•      establish the total compensation package provided to the Chief Executive Officer, other executive officers and other officers reporting directly to the Chief Executive Officer;

•      develop and recommend to the Board compensation for Board members and recommend the amount of stock in Univar Solutions that directors should hold;

•      oversee Univar Solutions’ general incentive compensation plans and equity-based plans;

•      help ensure the Company’s compensation policies do not encourage excessive risk-taking;

•      produce a Compensation Committee report on executive compensation to be included in the Company’s annual proxy statement filed with the SEC, in accordance with the applicable rules and regulations of the SEC, NYSE and other regulatory bodies;

•      oversee compliance with any applicable SEC rules and regulations regarding shareholder approval of executive compensation matters;

•      retain consultants to advise the Compensation Committee on executive compensation policies and practices and review the independence of such consultants;

•      administer all plans that require “disinterested administration” under Rule 16b-3 the Exchange Act, as amended; and

•      handle such other matters as delegated to the Compensation Committee by the Board.

The Compensation Committee operates under a written charter adopted by the Board which is available through the Company’s website at www.univarsolutions.com/investors. Subject to applicable legal and NYSE requirements, the Compensation Committee may form, and delegate any of its responsibilities to, one or more subcommittees, each of which may take such actions as may be delegated by the Compensation Committee. The Compensation Committee may also, in its discretion and subject to applicable legal and NYSE requirements, establish thresholds below which approval for some activities and associated transactions can be delegated to management without direct Compensation Committee involvement (except that there shall be no delegation to management members of decisions which impact their own compensation).

The Board has determined that Ms. Braca and Messrs. Byrne, Pappas, Preete and Wood are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE. In addition, all members of the Compensation Committee qualify as “non-employee” directors for purposes of Rule 16b-3 of the Exchange Act, as amended.

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Governance of the Company

Governance & Corporate Responsibility Committee

Committee Name and Members	Representative Functions of the Governance & Corporate Responsibility Committee
Governance & Corporate Responsibility: Rhonda Germany (Chair) Joan Braca Daniel P. Doheny Richard P. Fox Christopher D. Pappas Number of Meetings in 2020: Five

•      develop and recommend criteria for selecting nominees for director and periodically review the criteria;

•      identify and recommend to the Board candidates qualified and suitable to become members of the Board consistent with the Company’s Board criteria;

•      identify and recommend Board members to serve on committees of the Board;

•      oversee and provide guidance on the Company’s environmental, health, safety, sustainability and corporate social responsibility policies, objectives, programs, and practices;

•      screen and recommend to the Board candidates for Board Chair and Chief Executive Officer;

•      review and recommend to the Board ratification of all persons previously designated as officers of the Company;

•      develop and recommend to the Board a set of corporate governance principles;

•      establish procedures for the evaluation of the Board and management;

•      review and oversee succession planning for the Chief Executive Officer of the Company and its subsidiaries with input from the Compensation Committee as appropriate; and

•      handle such other matters as delegated to the Governance & Corporate Responsibility Committee by the Board.

The Governance & Corporate Responsibility Committee operates under a written charter adopted by the Board which is available through the Company’s website at www.univarsolutions.com/investors. The Board has determined that Mmes. Braca and Germany and Messrs. Doheny, Fox and Pappas are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE.

How does the Board select nominees for the Board?

The Board and Governance & Corporate Responsibility Committee consider candidates for Board membership in accordance with criteria set forth in the Certificate of Incorporation, the Bylaws, the Company’s Corporate Governance Guidelines (the “Guidelines”) and the charter of the Governance & Corporate Responsibility Committee. The Governance & Corporate Responsibility Committee’s charter provides that it may retain a third-party executive search firm to identify candidates for the Board from time to time.

The Board’s and Governance & Corporate Responsibility Committee’s assessment of a proposed candidate will include considerations of diversity as described in “How does the Governance & Corporate Responsibility Committee consider diversity in selecting directors?” below. The Governance & Corporate Responsibility Committee also considers the balance of management and independent directors and the need for committee independence in its evaluation of prospective nominees. In addition, while the Guidelines do not establish specific term limits, the Guidelines provide, without exemption or condition, that a person who is 75 years or older (including an incumbent director) may not stand or be nominated to stand for election at the next annual meeting of stockholders. The Governance & Corporate Responsibility Committee actively reviews board size and composition in order to continue to ensure continuity, stability and orderly transition. The Governance & Corporate Responsibility Committee will generally make a recommendation to the full Board as to the person(s) who should be nominated by the Board. The Board determines the nominee(s) after considering the recommendation and report of the Governance & Corporate Responsibility Committee.

The Board believes that each of the Company’s directors has met all the guidelines set forth in the Guidelines, which can be found at www.univarsolutions.com/investors. As noted in the director biographies, the Company’s directors have experience, qualifications and

22

Governance of the Company

skills across a wide range of public and private companies, possessing a broad diversity of experience both individually and collectively.

For a stockholder to submit a candidate for consideration by the Governance & Corporate Responsibility Committee for election to the Board, the stockholder must comply with the procedures set forth in the Bylaws, including delivering to the Company’s Secretary (the “Secretary”) at 3075 Highland Parkway, Suite 200, Downers Grove, Illinois 60515, a notice complying with the requirements in the Bylaws. The Governance & Corporate Responsibility Committee will consider individuals recommended by stockholders in the same manner and to the same extent as it considers director nominees identified by other means. The Board and Governance & Corporate Responsibility Committee have not received director nominations from any stockholders in connection with the election of directors at the Annual Meeting. For the 2022 Annual Meeting, eligible stockholders may nominate directors for inclusion in the proxy no later than February 5, 2022, and no earlier than January 6, 2022, which dates are 90 days and 120 days, respectively, prior to May 6, 2022, the anniversary of the Annual Meeting; provided, that if the 2022 Annual Meeting is called for a date that is more than 30 days before or 70 days after such anniversary date, then notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

How does the Governance & Corporate Responsibility Committee consider diversity in selecting directors?

The Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and to its subsidiaries. Selection of an individual reflects demonstrated experience in an area helpful to the Board, including: high level leadership experience in business or administrative activities; specialized expertise in the chemical or distribution industries or other industries served by the Company; breadth of knowledge about issues affecting the Company and its subsidiaries; and, the ability and willingness to contribute special competencies to Board activities. The Governance & Corporate Responsibility Committee also considers personal attributes including: demonstrated sound judgement, reputation and personal integrity; willingness to challenge conventional thinking, as appropriate, to produce the best outcome; loyalty to the Company and concern for its success and welfare and willingness to apply sound independent business judgment; awareness of a director’s vital role in the Company’s and its subsidiaries’ good corporate citizenship and corporate image; time available for meetings and consultation on Company matters; and a willingness to assume fiduciary responsibilities. The Governance & Corporate Responsibility Committee also considers the benefits of diversity in board composition, including with respect to experience, age, gender and ethnicity, among others.

How does the Board determine which directors are considered independent?

The Board currently consists of 10 directors. Each of the directors who served during 2020 and each nominee has been determined to be independent except for Mr. Stavropoulos who retired from the Board as of May 2020, Mr. Jukes, the Company’s President and Chief Executive Officer, and Mr. Newlin, who retired as an employee of the Company effective as of December 31, 2019. Pursuant to the Guidelines, the Board reviews director independence at least annually. The Board receives and considers a recommendation regarding independence from the Governance & Corporate Responsibility Committee, based upon applicable SEC regulations, the NYSE listing standards and all of the relevant facts and circumstances relating to the independence of each of the members of the Board. The Board also considers transactions, relationships and arrangements between each director or an immediate family member of the director and each of the Company and our senior management. By determining that a director is independent, the Board has concluded that the director is independent of management and free from any material relationship with the Company and its subsidiaries (whether directly or as a partner, stockholder or officer of an organization that has a relationship with the Company or its subsidiaries) that would interfere with the exercise of the director’s independent judgment as a member of the Board. The Board also determines whether directors who serve on a committee meet the particular independence requirements under applicable SEC regulations and NYSE listing standards for service on that committee.

For further information, please also read the following sections: (i) “Are there any other material business relationships with entities associated with the Board?”, and (ii) “What relationships and policies does the Company have with respect to transactions with related persons?”

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Governance of the Company

What relationships and policies does the Company have with respect to transactions with related persons?

The Company’s Code Handbook provides that all conflicts of interest should be avoided. The Company has also adopted a written policy regarding transactions with related persons (the “Related Party Policy”). Pursuant to the Related Party Policy, when the Company is a proposed participant in a transaction where a related person, as defined in Item 404 of SEC Regulation S-K, has or will have a direct or indirect material interest, then the related person must promptly disclose to the Chair of the Audit Committee and the General Counsel of the Company such proposed transaction and all relevant material facts. No related person transaction may be consummated or continue without the approval or ratification of the Audit Committee. It is the policy of the Company that directors interested in a related person transaction will recuse themselves from any such vote. The Audit Committee will consider all factors it deems relevant and will approve or ratify only those that are in the best interests of the Company and its stockholders. The Related Party Policy includes a list of related person transactions that the Board has deemed pre-approved or ratified by the Audit Committee under the terms of the Related Party Policy, such as ordinary course transactions involving the purchase or sale of products or services not exceeding $120,000 and certain charitable contributions not exceeding the greater of $100,000 or 2% of the charitable organization’s total annual receipts. In addition, our directors and executive officers are required to complete Director and Officer Questionnaires that, among other things, identify any potential related person transactions. Our Board determines, on an annual basis, which members of our Board are independent based upon applicable SEC regulations, the NYSE listing standards and all the relevant facts and circumstances relating to the independence of each of the members of the Board.

There were no related party transactions during fiscal year 2020 required to be reported in this Proxy Statement under the applicable SEC rules.

How does the Company engage with stockholder?

We maintain active, year-round engagement with our stockholders. During the past fiscal year, our directors and management met with many of our investors to discuss key corporate governance, executive compensation, corporate responsibility, culture and other important topics. These meetings enable two-way dialogue between our stockholders and our Board or management, and provide an opportunity for our leadership to hear our stockholders’ perspectives and understand any concerns or feedback they may have.

The Board considers stockholder feedback from these meetings, along with emerging best practices, market standards, and policies at other companies in its perspectives. The feedback we have received from our stockholder engagement activities has informed the Board’s decisions and deliberations as well as our disclosures. For example, stockholder feedback helped inform the Board’s determination that elimination of the supermajority voting provision in our Company charter, as proposed in Proposal 4, is appropriate for the Company and our stockholders. The feedback received from our stockholder engagement activities also contributed to a number of other enhancements to our corporate governance structure, such as enacting a retirement policy for directors where any director who is 75 or older cannot stand for reelection, declassifying the Board, appointing an Independent Chair, expansion of the Company’s Clawback Policy, among others.

Our Board also considered stockholder input in reviewing the Company’s compensation plan design and metrics, as described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, and in other key areas. For example, the Board took into account stockholder feedback in its determination to redesign the Company’s long-term incentive program for 2021. We recognize that improving transparency and disclosures on material environmental, social and governance (ESG) topics is important to our stakeholders, therefore in addition to making meaningful improvements on a range of sustainability issues through 2020, we have also continued to work on improving our disclosures to key ESG reporting platforms. Informed by our ongoing stakeholder engagement and up-to-date feedback from stockholders, we have worked to further improve our participation and disclosures to key reporting and assessment platforms including Sustainalytics, MSCI, ISS Oekom, CDP and EcoVadis. As well as making our CDP responses public, we have furthered alignment of our public sustainability reporting with stakeholder expectations through our Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB)-based sustainability reporting, externally assured for the first time in 2020.

How do stockholders or interested parties communicate with the Board?

Stockholders wishing to communicate with the Board should send such communication to the Company’s Secretary at 3075 Highland Parkway, Suite 200, Downers Grove, Illinois 60515. Pursuant to the Guidelines and the Company’s Director Communication Policy, the Secretary forwards stockholder communications to the Board to the Board Chair. Any responses or communications from the Board to

24

Governance of the Company

any stockholder are also conveyed from the Board Chair to such stockholder through the Secretary. The Secretary generally does not forward complaints about service, new services suggestions, resumes and other forms of job inquiries, surveys, business solicitations, advertisements or inappropriate communications. Interested parties may direct correspondence to the Company’s headquarters address set forth in this Proxy Statement, including in the first paragraph of page one. In addition, see “What are the Company’s practices on reporting of concerns regarding accounting?” below.

What are the Company’s practices on reporting of concerns regarding accounting?

The Company has established practices relating to the reporting of concerns regarding accounting and other ethics and compliance issues. Any person who has a concern about the conduct of the Company or any of its personnel, with respect to accounting, internal accounting controls, auditing matters or other ethics and compliance concerns, may (where permitted), in a confidential or anonymous manner, communicate that concern to Company management or bring it to the attention of the Chair of the Company’s Audit Committee through the Company’s Compliance and Ethics Alertline at 1-866-605-2999 or via web submission at www.univar.ethicspoint.com.

Who chairs the Company’s executive sessions?

Mr. Pappas is currently the independent Board Chair and chairs the executive sessions.

What are the Company’s Corporate Governance Guidelines and Ethics Policies?

•

Board Committee Charters. The Audit, Compensation, and Governance & Corporate Responsibility Committees of the Board operate pursuant to written charters. All of the committee charters are available on the Company’s website at www.univarsolutions.com/investors.

•

Corporate Governance Guidelines. The Board has documented its corporate governance principles in the Guidelines, which were adopted to reflect certain best practices and requirements of the NYSE. The Guidelines are available on the Company’s website at www.univarsolutions.com/investors.

•

Code Handbook and Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Univar Solutions’ Code Handbook emphasizes the Company’s commitment to the highest standards of business conduct and includes the Company’s policies and expectations on a number of topics, including conflicts of interest, compliance with laws, human rights, use of our assets and business conduct, sustainability and fair competition. The Code Handbook applies to all of our directors, officers and employees, and the Company expects all of its business partners to act in a manner consistent with the Code Handbook. The Code Handbook also sets forth information and procedures for employees to report suspected issues or violations. In addition, the Company’s executive and financial officers also adhere to the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Periodically, the directors, officers and certain management employees in the Company are required to complete a conflict of interest questionnaire and certify in writing that they have read and understand the Code Handbook. The Code Handbook and Code of Ethics for the Chief Executive Officer and Senior Financial Officers are available on the Company’s website at www.univarsolutions.com/investors or by contacting the Secretary of the Company to receive a written copy.

How does the Company address Director education?

The Company is committed to offering the members of the Board the support and education they deem appropriate (given their individual backgrounds) to stay abreast of developments in corporate governance, the industries in which the Company participates, evolving trends and practices relevant to the Company or its strategic plans, and their committee assignments and responsibilities. The Board is subject to the Company’s Directors’ On-Boarding & Education Policy, the objectives of which are to (1) ensure that new directors are provided with a foundational understanding of the Company, including its industry, business, operations, competitors and current issues and strategies, and the responsibilities of Board members generally; and (2) provide directors with the knowledge and skills required to enable them to better perform their duties and to ensure the effective functioning of the Board. In 2020, the Company’s directors completed a total of more than 60 hours worth of training and education in a broad range of subject matters that are relevant to the service of our Board.

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Governance of the Company

What are the Company’s practices or policies regarding hedging, pledging and margin accounts?

The Company’s Second Amended Policy on Trading in Securities prohibits all directors, officers and employees of the Company (and their immediate family members and other persons living in their households (“Company Associates”)) from (i) engaging in short sales of securities of the Company; (ii) engaging in transactions in puts, calls or other derivative securities (whether on an exchange or in any other organized market) with respect to the equity of the Company; and (iii) pledging (or hypothecating) shares of the Company’s common stock as collateral for a loan, including margin accounts. The policy also prohibits director and officers from engaging in hedging or monetization transactions (such as zero-cost collars and forward sale contracts) and strongly discourages all other employees and Company Associates from entering into such arrangements. Any Company Associate wishing to enter into such an arrangement must first pre-clear the proposed transaction with the General Counsel and the Chief Executive Officer.

What other significant Board practices does the Company have?

•

Private Executive Sessions. The non-management members of the Board conduct executive session meetings during the majority of their quarterly meetings in which no member of management is present to discuss any matter selected by a member. Further, the Company’s independent directors conduct meetings periodically as required by SEC standards and the Guidelines.

•

Advance Materials. Information and data important to the directors’ understanding of the business or matters to be considered at a Board or Board committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

•

Board and Committee Self-Evaluations. The Board conducts an annual self-evaluation, which is completed by each member of the Board. In addition, the Audit, Compensation and Governance & Corporate Responsibility Committees also conduct a similar annual self-evaluation, each of which is reviewed by the relevant committee Chair. The results of Board evaluations are reviewed by the Governance & Corporate Responsibility Committee and the Board may take action based on identified opportunities for improvement. If and as appropriate, the committee Chairs or the Board Chair will have individual discussions with directors to explore issues identified through the self-assessment process and otherwise. General governance issues are considered by the Governance & Corporate Responsibility Committee and may result in recommendations to the Board.

What access do the Board and Board Committees have to management and to outside advisers?

•

Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

•

Access to Outside Advisers. The Board and its committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Governance & Corporate Responsibility Committee has the authority to retain search firms to be used to identify director candidates. The Compensation Committee has the authority to retain compensation consultants for advice on executive compensation matters.

26

Stock Ownership Information

The tables below and the accompanying footnotes show information regarding the beneficial ownership of the Company’s common stock as of March 9, 2021, unless otherwise indicated. As of March 9, 2021, the Company had 169,479,019 shares of common stock outstanding.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of (or to direct the disposition of) such security. A person is also deemed to be a beneficial owner of any securities that such person has a right to beneficially acquire within 60 days. Securities that can be acquired within 60 days are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Percentage computations are based on shares of common stock outstanding as of March 9, 2021.

What is the equity ownership of officers and directors?

The following table sets forth information with respect to the beneficial ownership of Univar Solutions common stock as of March 9, 2021 by each member of the Board; each of the Company’s named executive officers in the section titled “Executive Compensation,” and all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Shares of Common Stock Owned (1)	Percent

Nicholas W. Alexos	331,744	*
Joan Braca	36,517	*
Mark J. Byrne	41,613	*
Kimberly L. Dickens(2)	8,500	*
Daniel P. Doheny	50,778	*
Mark M. Fisher(2)	17,762	*
Richard P. Fox	51,613	*
Rhonda Germany	39,013	*
Michael J. Hildebrand(2)	18,572	*
David C. Jukes	197,659	*
Carl J. Lukach(2)	139,965	*
Jennifer A. McIntyre	50,578	*
Stephen D. Newlin(3)	309,200	*
Christopher D. Pappas(4)	175,773	*
Kerry J. Preete	35,452	*
Nicholas Powell	15,987	*
Robert L. Wood	38,533	*
All directors and executive officers as a group (17 persons)	1,559,259	*

(1)

Represents the following for each beneficial owner: (i) shares of common stock; (ii) restricted stock that vest within 60 days of March 9, 2021 in the amount of 8,627 for Messrs. Byrne, Doheny, Fox, Newlin and Pappas; and (iii) deferred stock units that vest within 60 days of March 9, 2021 in the amount of 8,627 for Mmes. Braca and Germany and Messrs. Preete and Wood.

(2)	Shares reported as beneficially owned by Messrs. Fisher, Hildebrand and Lukach and Ms. Dickens are as of their respective last day with the Company.

(3)	Mr. Newlin’s shares are held in the Stephen D. Newlin Revocable Trust.

(4)	Includes 90,088 shares of common stock held indirectly by Mr. Pappas in the Susan G. Pappas Revocable Trust controlled by his spouse.

Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to the Company’s knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each individual listed above is c/o Univar Solutions Inc., 3075 Highland Parkway, Suite 200, Downers Grove, Illinois 60515.

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Stock Ownership Information

Who are the Company’s largest stockholders?

Based solely on the information filed with the SEC on Schedule 13G for the fiscal year ended December 31, 2020, the following table sets forth those stockholders who beneficially own more than five percent of Univar Solutions’ common stock:

Name of Beneficial Owner	Shares of Common Stock Owned	Percent(1)

EdgePoint Investment Group Inc.(2)	15,315,231	9.0
The Vanguard Group(3)	14,775,306	8.7
BlackRock, Inc.(4)	13,669,701	8.1

(1)	Based on 169,479,019 shares of our common stock outstanding on March 9, 2021.

(2)

This information is derived solely from Schedule 13G/A of EdgePoint Investment Group Inc. filed on February 9, 2021. According to the Schedule 13G, EdgePoint Investment Group has sole voting and dispositive power with respect to 11,126,613 of the reported shares and shared voting and dispositive power with respect to 4,188,618 of the reported shares. The address for EdgePoint Investment Group Inc. is 150 Bloor Street West, Suite 500, Toronto, Ontario M5S 2X9, Canada.

(3)

This information is derived solely from the Schedule 13G/A of The Vanguard Group filed February 8, 2021. According to the Schedule 13G/A, The Vanguard Group has shared voting power with respect to 117,092 of the reported shares, sole dispositive power with respect to 14,516,067 of the reported shares and shared dispositive power with respect to 259,239 of the reported shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA  19355.

(4)

This information is derived solely from Schedule 13G of BlackRock, Inc. filed February 2, 2021. According to the Schedule 13G, BlackRock, Inc. has sole voting and dispositive power with respect to all of the reported shares. The address for BlackRock, Inc. is 55 East 52nd Street New York, NY 10055.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the directors, executive officers and persons who own more than ten percent of the outstanding shares of Univar Solutions common stock to file with the SEC reports of their ownership and changes in their ownership of the Company’s common stock. Directors, executive officers and greater-than-ten percent stockholders are also required to furnish the Company with copies of all ownership reports they file with the SEC. To the Company’s knowledge based solely upon a review of the copies of such forms furnished to the Company and filings with the SEC, and on written representations from the reporting persons, the Company believes that all Section 16(a) filing requirements were met during 2020 except for the following: (i) Mr. Powell filed a Form 5 showing two late reported transactions reflecting the vesting of Tranche 1 and Tranche 2 of the 2018 performance-based restricted stock units that were deemed earned on February 6, 2019 and February 21, 2020, respectively; (ii) Ms. O’Hanlon filed late Form 3; and (iii) Mr. Alexos filed a Form 4 showing one late reported transaction reflecting a grant of restricted stock units.

Equity Compensation Plan Information

The following table contains information, as of December 31, 2020, about the amount of shares of the Company’s common stock to be issued upon the exercise of outstanding options and other rights granted under the 2020 Equity Plan, 2017 Equity Plan, 2015 Equity Plan and 2011 Equity Plan (each as defined herein).

	# of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Stock Options ($)	# of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by stockholders	4,244,780	23.79	6,550,388
Equity Compensation plans not approved by stockholders	—	—	—

28

Audit Committee Report

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee, as of the date these proxy materials were first sent or made available to stockholders, are Rhonda Germany, Daniel P. Doheny, Richard P. Fox, and Robert L. Wood. The Board has determined that Ms. Germany, Mr. Doheny, Mr. Fox, and Mr. Wood are “independent” within the meaning of the applicable rules of both the NYSE and the SEC. The Board has also determined that each member of the Audit Committee is financially literate and that Mr. Doheny, Mr. Fox and Mr. Wood are “audit committee financial experts” within the meaning of the rules of the SEC.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee’s responsibilities are set forth in this charter. The charter is available on the Company’s website at www.univarsolutions.com/investors. The Board and the Audit Committee review and assess the adequacy of the charter of the Audit Committee on an annual basis.

What are the responsibilities of the Audit Committee?

The Company’s Audit Committee is responsible, among other things, to:

•	directly responsible for the appointment or replacement, compensation, retention and oversight of the work of the independent auditor;
•	pre-approve all auditing and permitted non-audit services performed by the independent auditor;
•

assist the Board in monitoring the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the independent auditor, the Company’s internal audit function and the Company’s compliance with its Code Handbook;

•

annually review an independent auditor’s report describing, among other things, the auditing firm’s internal quality-control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm;

•

discuss and review the annual audited or quarterly unaudited financial statements with management and the independent auditor, review and approve financial information before submission to the SEC and monitor the Company’s Sarbanes-Oxley internal control compliance on an annual basis;

•	discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;
•	discuss policies with respect to risk assessment and risk management;
•	meet separately, periodically, with management, the internal auditors and the independent auditor;
•	review and approve the risk-based internal audit plan, as well as the appointment, compensation, replacement or dismissal of the vice president of internal audit;
•	review with the independent auditor any audit problems or difficulties with management’s responses;
•	set clear hiring policies for employees or former employees of the independent auditor;
•	annually review the adequacy of the Audit Committee’s written charter;
•	prepare any report or other disclosure by the Audit Committee required to be included in any proxy statement under the rules of the SEC;
•	oversee the Company’s cybersecurity risk, including the policies and procedures for assessing and managing that risk;
•	handle such other matters as delegated to the Audit Committee by the Board;

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Audit Committee Report

•	report regularly to the full Board; and
•	self-evaluate the performance of the Audit Committee.

The Audit Committee met seven times during 2020. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks, including, without limitation, review and pre-approval of earnings releases and securities filings. The Audit Committee’s meetings include, whenever appropriate, private sessions with the independent auditor and with the internal auditors, in each case without the presence of the Company’s management.

The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditor included in its report on the Company’s financial statements.

What matters have members of the Audit Committee discussed with management and the independent auditor?

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditor all annual and quarterly financial statements prior to their issuance. During 2020, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States of America and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews include discussion with the independent auditor of matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also discussed with the independent auditor matters relating to its independence, including a review of audit and non-audit fees and written disclosures from the independent auditor to the Audit Committee pursuant to applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether non-audit services provided by the independent auditor are compatible with the independent auditor’s independence and conducted its annual performance evaluation of the independent auditor.

Has the Audit Committee made a recommendation regarding the audited financial statements for the year ended December 31, 2020?

Based on the Audit Committee’s discussion and review with management and the independent auditor and the Audit Committee’s review of the representations of management and the written disclosures and report of the independent auditor to the Board, the Audit Committee recommended to the Board that it include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC. In addition, on March 10, 2021, the Audit Committee selected Ernst & Young LLP as the independent registered public accounting firm to audit Univar Solutions’ financial statements for the year ending December 31, 2021.

This report has been furnished by the members of the Audit Committee:

Daniel P. Doheny, Chair
Richard P. Fox
Rhonda Germany
Robert L. Wood

The information contained in the above Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Exchange Act except to the extent that Univar Solutions specifically incorporates it by reference in such filing.

30

Executive Officers

The following table sets forth information about the Company’s executive officers as of March 9, 2021:

Name	Age	Title	Positions Held Since January 1, 2016
David C. Jukes	61	President and Chief Executive Officer

May 2018 to present serves as President and Chief Executive Officer. From May 2017 to May 2018, Mr. Jukes served as President and Chief Operating Officer of the Company. From June 2016 to May 2017, Mr. Jukes served as Executive Vice President and President of Univar Solutions USA, and President of Latin America (LATAM) from September 2015 to May 2017. From 2011 to 2016, Mr. Jukes served as President of Univar EMEA.

Nicholas W. Alexos	57	Executive Vice President and Chief Financial Officer

January 2020 to present serves as Executive Vice President, Chief Financial Officer. Prior to Univar Solutions, Mr. Alexos served as Executive Vice President and Chief Financial Officer at Dentsply Sirona, Inc., a manufacturer of professional dental products and technologies (“Dentsply”), from November 2017 to August 2019. From October 2017 to November 2017, Mr. Alexos served as Executive Vice President and Chief Administrative Officer of Dentsply. Mr. Alexos also served as a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm, from 1993 to 2017.

Jorge Buckup	53	President, LATAM

November 2017 to present serves as President of the Company’s Latin America segment. Mr. Buckup joined Univar Solutions in February 2012 as Vice President of Finance of Univar Brazil and has served as Vice President of Finance of Latin America from 2017. Before joining Univar Solutions, Mr. Buckup was CFO for the joint venture between Dow/Mitsu in Brazil.

James Holcomb	54	Senior Vice President and President of North America Chemical Distribution

January 2021 to present serves as Senior Vice President and President of North America Chemical Distribution. Prior to Univar Solutions, Mr. Holcomb was Chief Operating Officer North America for Brenntag, a chemical distribution company, from 2017 until December 2020. From 2014 to 2016, Mr. Holcomb served as Brenntag’s President of Global Marketing. Mr. Holcomb joined Brenntag in 1993 and served in various roles of increasing responsibility until his departure.

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Executive Officers

Name	Age	Title	Positions Held Since January 1, 2016
Pat Jerding	48	Senior Vice President and Chief Information Officer

February 2020 to present serves as Senior Vice President and Chief Information Officer. From March 2019 to January 2020, Mr. Jerding served as Vice President and Chief Information Officer. Prior to Univar Solutions, Mr. Jerding served as Vice-President, Chief Information Officer of Nexeo Solutions, Inc., a global materials distributor for chemicals products, from December 2016 to March 2019. Mr. Jerding joined Nexeo Solutions in May 2011 as Director of Technology and was promoted to Vice President of Technology in 2015.

Jennifer A. McIntyre	56	Senior Vice President, Chief Streamline Officer, Head of North American Operations and Interim Chief People and Culture Officer

August 2020 to present serves as Senior Vice President, Chief Streamline Officer and Head of North American Operations. Since January 2021, she has also served as Interim Chief People and Culture Officer. From March 2019 to August 2020, Ms. McIntyre served as Senior Vice President and Chief Integration Officer and from January 2018 to February 2019, Ms. McIntyre served as Senior Vice President and Chief Supply Chain Operations Officer of the Company. Ms. McIntyre served as Vice President Supply Chain Operations, USA from December 2014 to December 2017.

Noelle J. Perkins	43	Senior Vice President, General Counsel, Secretary and Chief Risk Officer

November 2019 to present serves as Senior Vice President, General Counsel and Secretary. From March 2018 to October 2019, Ms. Perkins served as Deputy General Counsel and Assistant Secretary. Prior to Univar Solutions, Ms. Perkins served as chief counsel for the Oilseeds Processing segment of Archer Daniels Midland Company, a global agricultural processing and food ingredient public company, from August 2014 to March 2018.

Nicholas Powell	54	Senior Vice President, President Specialty Chemicals and Ingredients and Regional President Europe, Middle East and Africa and Asia Pacific

August 2020 to present serves as Senior Vice President, President Specialty Chemicals and Ingredients and Regional President Europe, Middle East and Africa and Asia Pacific. From February 2020 to August 2020, Mr. Powell served as Senior Vice President and President, EMEA & APAC and from January 2017 to January 2020, served as President of the Company’s Europe, Middle East, and Africa (EMEA) and Asia Pacific (APAC) business segments. Mr. Powell joined Univar Solutions in 2009, establishing Univar Solutions’ Middle East and Africa business. In 2014, Mr. Powell assumed leadership of EMEA’s Focused Industries, and in late 2015 assumed leadership of APAC operations.

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The Executive Compensation Section is organized as follows:

Compensation Discussion and Analysis	34	Executive Compensation Tables	55

Compensation Decision Making Process	40	Summary Compensation Table	55
Determination of Executive Officer Compensation	45	Grants of Plan-Based Awards	57
		Outstanding Equity Awards	60
Compensation Committee Report	54	Stock Vested	61

		Pay Ratio Disclosure	65

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Executive Compensation

Ion th

Compensation Discussion and Analysis
Executive Summary

Throughout the COVID-19 pandemic, our priorities were protecting our people and ensuring the security of our supply chain. We acted quickly to fulfill our company purpose of keeping people fed, clean and safe.

The COVID-19 pandemic had a meaningful impact on the Univar Solutions business in 2020. Our stock price fell approximately 22% in 2020, and our financial performance did not meet the goals we set at the beginning of the year.

We launched Streamline 2022 (S22), a program designed to accelerate growth and increase margins. The program renews our focus on growing our chosen focused industries and local chemical distribution businesses, operational efficiency and cost reduction through the use of our digital capabilities and is already driving results.

Our compensation program continues to evolve. Following stockholder engagement after our 2020 say-on-pay vote and with their feedback in mind, we re-designed our long-term incentive program for 2021. We eliminated metric overlap and added Adjusted EPS, an ESG scorecard, and a relative Total Shareholder Return (TSR) modifier.

ESG is now an integral part of our long-term compensation program. We believe that employee safety, diversity & inclusion and climate change all have a long-term impact on our business, and beginning in 2021 our executives will be measured on progress towards our long-term goals.

We did not make any COVID-19 related adjustments to our compensation program. Despite the impact of the COVID-19 pandemic on the business, the Compensation Committee elected to keep the program intact as approved at the beginning of the year.

Payouts on our annual incentive program were well below target. Our NEOs, now all on a corporate-wide program rather than having some NEOs on business-unit specific plans, earned only 13.8% of their corporate performance targets.

Long-term incentives granted in 2018 earned only 26.5% of their 2020 target, and only 52% of their cumulative target. The pay-for-performance mechanisms in our pay plan effectively link realized compensation to delivered stockholder outcomes.

We believe our compensation program continues to focus executives on delivering long-term value. Our Streamline-Innovate-Grow strategy and the S22 program are the right path for the company, and we believe our compensation program closely ties executive compensation outcomes with the success of our strategy and stockholders.

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Executive Compensation

Our Company

Univar Solutions is a leading global chemical and ingredient distributor and provider of value-added services to customers across a wide range of diverse industries. Our nearly 9,500 employees purchase chemicals and ingredients from thousands of producers worldwide to warehouse, repackage, blend, dilute, transport and sell those products to more than 100,000 customer locations across approximately 125 countries. We operate an extensive worldwide chemical and ingredient distribution network, comprised of more than 600 facilities and serviced by hundreds of tractors, railcars, tankers and trailers operating daily through our facilities.

Chemical and ingredient producers rely on us to warehouse, repackage, transport, and sell their products as a way to expand their market access, enhance their geographic reach, lower their cost to serve, and grow their business. Customers who purchase products and services from us benefit from a lower total cost of ownership, as they are able to simplify their chemical sourcing process by outsourcing functions to us such as “just-in-time delivery,” product availability and selection, packaging, mixing, blending and technical expertise. They also rely on us for safe and secure delivery and off-loading of chemicals fully compliant with increasing local and federal regulations.

Our Executives

The Company’s Compensation Discussion and Analysis provides information regarding the Company’s compensation philosophies, plans and practices and the governance of those matters. This section also provides information about the material elements of compensation that were paid to or earned by the Company’s “named executive officers,” or “NEOs,” for fiscal year 2020 who are identified below:

Name	Position
David C. Jukes	President and Chief Executive Officer
Nicholas W. Alexos	Executive Vice President and Chief Financial Officer
Nicholas Powell	Senior Vice President, President Specialty Chemicals and Ingredients and Regional President Europe, Middle East and Africa and Asia Pacific
Jennifer A. McIntyre	Senior Vice President, Chief Streamline Officer, Head of North American Operations and Interim Chief People and Culture Officer
Carl J. Lukach	Former Chief Financial Officer; Former Executive Vice President, Corporate Development
Kimberly L. Dickens	Former Senior Vice President and Chief People Officer
Mark M. Fisher	Former Senior Vice President and President, USA and Canada
Michael J. Hildebrand	Former President, Canada and Global Agriculture and Environmental Sciences

Leadership Changes

Mr. Alexos joined the company on January 6, 2020. In connection with Mr. Alexos’ appointment, Mr. Carl J. Lukach ceased to serve as the Company’s Chief Financial Officer and continued to serve as Executive Vice President of Corporate Development until December 31, 2020.

Mr. Hildebrand and the Company mutually agreed that his employment with the Company as President, Canada would be terminated, effective as of January 31, 2020. Mr. Fisher and the Company mutually agreed that his employment with the Company as Senior Vice President and President, USA and Canada would be terminated, effective as of August 7, 2020. Ms. Dickens and the Company mutually agreed that her employment with the Company as Senior Vice President and Chief People Officer would be terminated, effective as of January 18, 2021.

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Executive Compensation

Our Strategy

Our executive compensation program is designed to support our mission to Streamline – Innovate – Grow. We believe the metrics and goals that we implement in our short- and long-term compensation programs motivate progress against key value drivers that we believe will move our strategy forward and ultimately result in the creation of long-term value for our stockholders. The Company is focused on “Growing Together” by putting the customer at the center of all we do and working to take advantage of every opportunity to drive growth as we continue to execute our strategy. We believe we have the right people, products, tools and strategy to allow us to continue to deliver innovative solutions that customers and suppliers value as we realize our purpose to help keep our communities healthy, fed, clean and safe.

2020 Company Performance

In 2020, the Company’s business transformation continued, and through execution against our strategic priorities, we focused on delivering value to stakeholders. In addition to our strong response to the COVID-19 pandemic, discussed below, the Company accomplished the following in the year 2020:

•	The Company executed its strategy and delivered solid margins and strong free cash flow in spite of a volatile global economy and an industrial slowdown creating softer demand for chemicals.
•

The Company captured new business through sales force effectiveness and invested in digital capabilities, creating an Omni-channel selling approach designed to engage customers on their terms. This included expanding its e-commerce offerings by launching Shop.UnivarSolutions.com and ChemCentral.com, to help drive growth through a streamlined buying journey, self-service opportunities and a digitized end-to-end supply chain.

•

The Company continued the Nexeo integration where it generated a net cost synergy of $46 million, while making significant progress with the remaining integration projects that include network optimization, shared services, and ERP business system migration, which are all on track for completion during 2021.

•

The Company introduced the Streamline 2022 (S22) program bringing additional transparency and clarity by announcing targets to reduce leverage below 3.0x by end of 2021 and improve Adjusted EBITDA run-rate margins to 9 percent by end of 2022. The S22 program is designed to accelerate growth and increase margins through a focus on operational efficiency and cost reduction with a greater emphasis on, and the integration of, the Company's digital capabilities, as well as a global approach to certain of the Company's dedicated end market verticals.

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Executive Compensation

•

The Company organized its global market verticals and realigned management teams to bring a consistent global approach for those customers and suppliers who operate in the Consumer Solutions and Industrial Solutions markets.

•

The Company strengthened its global footprint by reaching an agreement with Zhuhai Techi Chem Silicone Industry Corporation to acquire the business to distribute innovative specialty silicone solutions used primarily for the coatings, adhesives, sealants, and elastomers (CASE) market.

•

The Company completed the divestiture of the Industrial Spill and Emergency Response businesses in September and the Canadian Agriculture Services business in November. This is in addition to exiting the Canadian agricultural distribution business. Proceeds of these transactions went toward paying down debt.

•

The Company’s Chief Executive Officer became a signatory to the CEO Action for Diversity & Inclusion™ (CEO Action) coalition, committing himself and Univar Solutions to advance diversity and inclusion in the workplace.

•

The Company publicly endorsed the Business Coalition for the Equality Act in the USA, and increased our score on the Human Rights Campaign (HRC) Corporate Equality Index from an 85 in 2019 to a 100 in 2020, and achieved a score of 100 on the HRC Equidad MX, certifying us as a Best Place to Work for LGBTQ+ Equality.

•	The Company achieved a total case incident rate of 0.36, making it the safest year on record.

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Executive Compensation

Our Response to COVID-19

COVID-19 impacted nearly every facet of our business and every one of our stakeholders. Through the crisis, our priorities were to our people and to fulfilling our critical link in the chemicals and ingredients supply chain.

Our efforts to take care of our people began with five key steps:

•

Comprehensive contingency and continuity plans to cover a variety of scenarios, including natural disasters and other forms of crisis, were in place prior to COVID-19. These plans, designed to monitor and mitigate impacts on our operations, had been tested across our facilities, terminals, third party, and supplier networks in advance of COVID-19, and helped position us to respond quickly once we began to understand the scope of the pandemic. We continue to evolve our plans as new information becomes available.

•

Expanding work from home to more than 70% of our staff across sales, office-based, and administrative functions. This required doubling our global VPN capability, configuring laptops and desktops for remote work, enabling softphones on our customer solutions workstations, and establishing best practices quickly to guide our associates and managers.

•

Redefining facility operations was imperative to protect our front-line associates and drivers. By implementing new processes, procedures, and work schedules, and developing contingency plans for mission-critical staff members, we minimized exposures and provided rapid response to situations that could potentially threaten our ability to service our customers.

•

Increasing sanitation and hygiene practices at our office and branch locations was critical. At the early onset of the pandemic crisis, we expanded already robust janitorial and sanitation services, ensured cleaning products and supplies were available to execute our “clean as you go” processes, and strongly emphasized the focus on proper hygiene.

•	Supporting our peoples’ well-being by expanding the reach of our Employee Assistance Program offerings and publishing resources focused on financial resilience, childcare and mental health.

Simultaneously, we focused on the security of our supply chain network and minimizing any supply disruptions due to the rapidly spreading virus. Our Product Management and Network Planning teams worked tirelessly since the onset of the pandemic to meet the demands of our customers.

From a compensation perspective, we sought to minimize the impact of the crisis on our employees as much as possible. Though the majority of employees received no base salary increase in 2020, the Company did not implement salary reductions. Rather, employees in many locations were furloughed for short periods of time and in the USA there was a targeted reduction in force that was implemented in the second quarter.

2020 “Say on Pay” Vote Result, Stockholder Engagement and 2021 Compensation Changes

At the Company’s 2020 Annual Meeting, stockholders approved management’s proposal related to the compensation of the Company’s executive officers as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC. 81.3% of the total proposal votes supported the Company’s executive compensation program.

Following the 2020 Annual Meeting, the Company engaged with stockholders to understand the decline in say-on-pay vote support from 98.36% in 2019. As part of this effort, the company engaged with stockholders representing more than 80% of the common shares outstanding on a wide variety of topics, including executive compensation and corporate governance. Taking into account the feedback received in connection with our stockholder engagement efforts, we re-designed our long-term incentive program for 2021. The long-term incentive plan changes included removing Adjusted EBITDA, which is also used in our annual incentive plan, and adding Adjusted EPS; adding a relative TSR modifier; adding an ESG scorecard, focused on quantitatively assessing our performance on reducing emissions, providing a safe workplace to all employees, and fostering a culture of diversity & inclusion. These changes build on changes made in 2020, which included aligning all NEOs on corporate performance in our annual incentive plan. The Compensation Committee will continue to consider input from the Company’s stockholders as it evaluates and makes determinations regarding the Company’s executive compensation program. See “2021 Long-Term Incentive Plan Design” on page 52.

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Executive Compensation

Compensation Philosophy and Objectives

The Compensation Committee and management have designed compensation programs intended to create a performance culture and support the Company’s strategic initiatives of Streamline, Innovate and Grow. In particular, the compensation programs have the following objectives:

•	enable the Company to attract, retain and motivate high performing senior leaders;
•	link pay to performance and reward both annual and long-term Company performance while not encouraging excessive risk-taking;
•	ensure that senior leaders are invested in the Company so they are aligned with stockholders and share in their success;
•	establish market competitive compensation plans and programs to reward senior leaders; and
•

strategically align business and functional units within the Company and pay for performance by rewarding senior leaders, management and employees for driving profitable growth, managing working capital and generating healthy cash flows, all while recognizing and balancing unnecessary risks.

The Company provides compensation and benefit programs that reward performance, support its strategic initiatives and financial goals, and attract, retain and develop individuals with necessary expertise and experience to manage and lead the business for the best interest of its stockholders. The Company’s incentive programs are designed to encourage performance and results that will create value for the Company and its stockholders.

2020 Pay and Performance Alignment

The Company’s executive compensation programs are designed to link pay with performance. Our 2020 compensation results reflect our pay-for-performance philosophy of aligning executive compensation directly with our financial and share price performance.

As described more fully below, Adjusted EBITDA, Average Working Capital, and ROIC are key metrics in assessing performance under our incentive plans. For 2020, NEOs received incentive compensation payouts that were commensurate with the Company’s financial performance.

In addition, our executive team is further linked to stockholders through the delivery of a significant component of their total target compensation in stock-based compensation. In 2020, Univar Solutions’ TSR was down twenty-two percent (-22%). In 2020, the Company aligned its executive team to long-term performance by granting restricted stock units and stock options that vest over a three-year period and granting performance-based restricted stock unit awards that reward for the achievement of Adjusted EBITDA and Return on Invested Capital goals over a three-year performance period.

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Executive Compensation

Compensation Decision Making Process

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing and approving the compensation and benefit plans of the Company’s executive officers, including its NEOs, authorizing and ratifying stock incentive compensation and other incentive arrangements, and authorizing related agreements. Specifically, as part of their oversight of the executive compensation programs, the Compensation Committee periodically, among other things:

•	reviews and approves compensation-related performance goals and other objectives of the Chief Executive Officer and recommends and approves Chief Executive Officer compensation elements;
•	reviews and approves the compensation of executive officers and the individuals reporting to the Chief Executive Officer;
•	reviews and evaluates executive officer performance and other related matters;
•	develops and recommends compensation for non-employee directors to the Board for approval;
•	reviews and establishes the peer group companies used as a reference to benchmark company performance and executive officer compensation;
•	oversees compliance with SEC guidelines and reviews and approves executive compensation policies, such as share ownership requirements and clawback policy;
•	references tally sheets, which provide a comprehensive overview of the compensation and benefits for executive officers;
•	sets the specific performance targets for incentive awards to govern the compensation paid to the Company’s executive officers; and
•

retains independent consultants to advise the Compensation Committee and confirms with the consultant that total compensation paid to each executive officer is appropriate compared to market competitive benchmarks.

Role of the Independent External Advisor

In 2020, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”). The Compensation Committee considers analysis and advice from Meridian when making compensation decisions and recommendations for the Chief Executive Officer and other NEOs. When appropriate, Meridian obtains input from management to ensure their advice and recommendations reinforce the Company’s business strategy, principles and values. The Compensation Committee has assessed the independence of Meridian pursuant to the NYSE listing standards and SEC rules and has concluded there is no conflict of interest raised by Meridian’s work that would prevent Meridian from providing independent advice to the Compensation Committee.

During 2020, Meridian assisted the Compensation Committee as follows:

•	analyzing and recommending the peer group;
•

benchmarking compensation compared to peer companies and general industry data in order to assess base salary, annual incentive plan targets and long-term incentive targets with that of peers and the competitive market;

•	advising on the annual and long-term incentive program and design;
•	advising on Chief Executive Officer compensation;
•	advising on the treatment of executive compensation upon new hire and separation events; and
•	advising on current market trends and regulatory updates.

Competitive Market Pay Information

Our compensation programs are designed to be competitive with companies of comparable size and industry with whom we compete for executive talent. We review competitive market compensation data annually related to salary, annual incentives, long-term incentives and total target compensation. The Compensation Committee compares NEO compensation to the median of the market data as a reference point, and not as a specific benchmark for setting compensation. The market compensation data is used as one of

40

Executive Compensation

several reference points for determining the form and amount of compensation. To determine actual compensation amounts, the Compensation Committee also considers additional factors such as the responsibilities, performance, contributions and experience of each NEO.

The Compensation Committee annually reviews and updates this peer group with input provided by its external advisor. The peer group for our Company was developed using specific selection criteria to screen for companies that are comparable in size, have similar business economics, and may be a potential source/destination of executive talent. Specific criteria included:

•	location;
•	industry profile (distribution and chemical businesses);
•	comparative size (based on revenue, profit margin and market capitalization);
•	go to market strategies and channels; and
•	availability of publicly disclosed information.

For purposes of making compensation decisions related to 2020 executive compensation, the compensation benchmarking peer group consisted of the following 18 companies(1):

Ashland Global Holdings Inc.	Huntsman Corporation	Stepan Company
Celanese Corporation	LKQ Corporation	The Mosaic Company
The Chemours Company	MRC Global Inc.	Trinseo S.A.
FMC Corporation	Olin Corporation	Watsco, Inc.
Genuine Parts Company	PolyOne Corporation	WESCO International, Inc.
HD Supply Holdings, Inc.	RPM International Inc.	W.W. Grainger, Inc.

(1)

In December 2019, the Compensation Committee approved the addition of the Mosaic Company and Trinseo S.A. to the peer group to replace Sherwin-Williams Co. and the Valspar Corp. following Sherwin-William’s acquisition of Valspar.

In July 2020, we made a change to the structure of our peer group. In order to more accurately assess appropriate pay given the different portions of our business, as well as to identify design differences between different types of companies, we split our peer group into two groups: a Chemical Manufacturers Peer Group, consisting of 12 chemical manufacturer companies, and a Distributors Peer Group, consisting of 14 distribution companies. In addition, we removed three current peers from the peer group (Huntsman Corporation, MCR Global Inc. and Stepan Company) and added 11 companies. The two compensation benchmarking peer groups consist of the following companies:

Chemical Manufacturers Peer Group (12 Peers)
Albemarle Corporation	Celanese Corporation	RPM International Inc.
Ashland Global Holdings Inc.	CF Industries Holdings, Inc.	The Chemours Company
Avient Corporation	FMC Corporation	The Mosaic Company
Axalta Coating Systems Ltd.	Olin Corporation	Trinseo S.A.

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Executive Compensation

Distributors Peer Group (14 Peers)
Avnet, Inc.	Henry Schein, Inc.	US Foods Holding Corp.
Beacon Roofing Supply, Inc.	Insight Enterprises, Inc.	W.W. Grainger, Inc.
CDW Corporation	LKQ Corporation	Watsco, Inc.
Genuine Parts Company	Patterson Companies, Inc.	WESCO International, Inc.
HD Supply Holdings, Inc.	Performance Food Group Company

These two new peer groups will be used to inform 2021 executive compensation decisions.

Risk Assessment

The Compensation Committee seeks to ensure that the executive compensation program does not encourage executives to take excessive risks that are inconsistent with the long-term success of the Company. The Company periodically reviews its executive and non-executive compensation programs, including pay mix and the metrics and design of its short-and long-term incentive programs. Our incentive compensation programs include risk-mitigating components such as:

•	multiple financial performance metrics;
•	robust performance measure selection and goal setting;
•	balanced mix of short-term and long-term incentives;
•	balanced mix of long-term incentive components -- including, but not limited to, time and performance-based restricted stock units;
•	maximum caps on both short-term and long-term incentive payouts
•	clawback provisions to recoup incentive compensation where appropriate; and
•	stock ownership requirements.

Based upon the review of executive and non-executive compensation programs, the Compensation Committee’s discussions and the risk mitigating factors identified above, the Compensation Committee has determined that none of the compensation programs encourage or create excessive risk-taking, and none are reasonably likely to have a material adverse effect on the Company.

Stock Ownership Requirements

The Company believes that it is in the best interests of the Company and its stockholders to align the financial interests of its directors and senior executive officers with those of stockholders. The Company has stock ownership requirements to assure that the compensation for directors and officers aligns with the performance of the Company and its stockholder value.

The following table provides the ownership requirements for senior executives, all of whom have met or are on track to meet the requirements within the required period of time.

Position	Multiple of Base Pay

Chief Executive Officer	6X
Chief Financial Officer	4X
Other Senior Executives	2X

Senior executives subject to this policy are required to achieve applicable ownership requirements within five (5) years of becoming subject to such requirement. The value of the equity for purposes of compliance with this policy is determined based on a 200-day trailing average of the stock price.

The following forms of equity are counted in determining compliance with this policy:

•	shares of the Company’s common stock owned outright or beneficially;
•	Restricted stock or restricted stock units even while unvested;
•	Performance-based restricted stock units that have been earned; and
•	Deferred share units even while unvested.

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Executive Compensation

Until the ownership requirements are met, the covered executive is prohibited from selling Company shares, except to satisfy tax obligations at the time the award vests. All current NEOs have either met their ownership requirement or are within their five-year attainment period.

Clawback Policy

The Company has a policy for the reclamation of incentive compensation (the “Clawback Policy”) that covers employees of the Company or one of its subsidiaries who receive incentive compensation (“Employees”), including current or former named executive officers, Section 16 officers, any vice president in charge of a principal business unit or function and any other officer or person performing policy making functions (collectively, “Covered Individuals”). The Clawback Policy allows the Company to recover “excess” incentive compensation paid to Employees in the event that the Company concludes that a financial statement used as the basis for calculating incentive compensation is required to be restated to correct a material error. The Clawback Policy applies to Employees as follows:

•	With respect Covered Individuals, the policy has a no-fault provision and therefore applies whether or not such person was involved in the cause of the restatement.
•

With respect to all other Employees, the policy applies when such person’s intentional or willful action or inaction caused, in whole or in part, the material error in the previously issued financial statement.

Excess incentive compensation refers to the difference between the amount of incentive compensation granted, issued, paid, earned or vested and the amount that should have been granted, issued, paid, earned or vested based on the restated and corrected financial restatement.

In addition, in the event of Misconduct by a Covered Individual or Employee, the Clawback Policy allows the Company to recoup any Incentive Compensation amounts paid, granted, issued, earned or vested relating to the Misconduct, as well as any Incentive Compensation that was paid, granted, issued, earned or vested after the Misconduct. “Misconduct” means engaging in intentional bad acts related to one’s employment with the Company or one of its subsidiaries including, but not limited to, fraud, felonious criminal activities, falsification of Company records, gross negligence, violent acts or threats of violence, or unethical conduct that causes substantial reputational harm to the Company or exposes the Company to substantial legal liability.

Stock Grant Dating Policy

The Company has adopted equity grant policies to ensure that granting practices remain neutral in regard to participant benefit. For example, annual grants will be deemed granted on the date of the Compensation Committee’s meeting where such annual grants are approved, and the date of this meeting is set during the prior year. The exercise price of stock option grants or the value price for other stock awards will be the closing stock price on that date.

For equity grants to participants outside of the annual grant process (i.e., in the event of new hire, promotion or other event), the triggering event is intended to be the employment start date or the promotion date. These equity grants are to be made the fifth business day of the month following the month during which the triggering event occurred. The exercise price for such stock option grants or the value price for other stock awards will also be the closing stock price on the fifth business day of the month following the month during which the triggering event occurred.

Limited Trading Windows; No Hedging or Pledging Transactions

Generally, executive officers and directors can trade Univar Solutions’ stock only when they do not have any material nonpublic information and there is not a trading blackout in place. In addition, executive officers are prohibited from engaging in hedging and pledging transactions. See “What are the Company’s practices or policies regarding hedging, pledging and margin accounts?” on page 25.

Elements of the Company’s Executive Compensation Program

During fiscal year 2020, the compensation program for executive officers, including NEOs, consisted of base salary, short-term incentive compensation, long-term incentive compensation and certain benefits.

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Executive Compensation

Set forth below is a chart outlining each element of the 2020 executive compensation program, the objectives of each component, and certain key measures that may be used in determining each component.

Pay Component	Purpose and Key Features	Primary Metrics
Base Salary	• Compensates for expected day-to-day contribution • Provides competitive pay to attract and retain executives • Delivered in cash	• Individual performance • Market pay rates • Skills, experience and expertise
Annual Cash Incentives	• Short-term, at-risk compensation • Focus on the achievement of annual operating plan financial objectives • Maximum payout is capped at 200% of target • Delivered in cash	• Corporate Adjusted EBITDA • Corporate Average Working Capital • Individual Performance Criteria
Equity Awards

•     Long-term, at-risk compensation

•     Aligns executives with the long-term interests of stockholders and creates an “ownership culture”

•     Recognizes executive’s recent performance and potential future contributions

•     Serves as a retention incentive

•     Provides a total compensation opportunity with payouts varying based on operating and stock price performance

•     Delivered in various equity forms (performance-based restricted stock units, restricted stock units and stock options)

• Three-year average Adjusted EBITDA performance • Three-year average Return on Invested Capital performance

Executive officers are eligible to participate in benefit programs available to the broader employee population. Additional benefits specific to the executive compensation program include nonqualified retirement benefit plans, reimbursement of financial planning and physical examination expenses and change-in-control benefits.

A description of each component of compensation for the NEOs in 2020 is below, including a discussion of the factors considered in determining the applicable amount payable or achievable under each component.

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Determination of Named Executive Officer Compensation

Base Salary

Base salaries are set to attract and retain executive talent. The determination of each executive’s base salary considers individual performance and contribution, experience in the role, market rates of pay for comparable roles and internal equity. Each year, the Company’s Chief Executive Officer proposes base salary adjustments, if any, for all NEOs, excluding himself, based on performance, changes in responsibilities, market data and other relevant factors. His proposal is subject to review and approval, with or without modifications, by the Compensation Committee. Adjustments to the Chief Executive Officer’s salary are initiated and approved by the Compensation Committee directly.

Salary increases are discretionary, and among the NEOs, Mr. Powell, Ms. McIntyre and Ms. Dickens received an increase in base salary in 2020. Mr. Powell received an increase of 10.0% in April and an increase of 12.1% in August in recognition of his increased responsibilities. Ms. McIntyre received an increase in August in recognition of her increased responsibilities. Ms. Dickens received an increase in August in order to align her compensation with market compensation paid by peer companies for similar positions. The table below discloses the base salary for each NEO in 2020; the actual base salary earned by the NEOs in 2020 is reported in the Salary column of the Summary Compensation Table.

Named Executive Officer	2019 Base Salary (Effective December 31, 2019 or upon hiring)	2020 Base Salary (Effective December 31, 2020 or upon separation)	Percent Change

David C. Jukes	$1,000,000	$1,000,000	—
Nicholas W. Alexos	$675,000	$675,000	—
Nicholas Powell	£310,000	£382,117	23.3%
Jennifer A. McIntyre	$390,000	$475,000	21.8%
Carl J. Lukach	$573,015	$573,015	—
Kimberly L. Dickens	$410,000	$435,000	6.1%
Mark M. Fisher	$515,000	$515,000	—
Michael J. Hildebrand	CAD 465,000	CAD 465,000	—

Annual Cash Incentives

Annual cash incentives are designed to focus the NEOs on achieving results against key financial metrics for the Company. By conditioning a significant portion of the NEOs’ total cash compensation on the Company’s annual performance, the program reinforces the focus on achieving profitable growth and managing working capital, all while managing risk.

All of the Company’s NEOs participate in the Univar Solutions Incentive Plan (“UIP”), which provides annual cash incentives based on performance against key financial metrics. The metrics and weights are recommended by management each year to the Compensation Committee, which then determines whether adjustments are needed and approves the final plan metrics and weights. The Compensation Committee has the discretion to modify UIP goals, metrics and payouts.

For NEOs, the UIP is designed to pay cash awards when the Company meets or exceeds threshold corporate and performance goals for the year. Actual incentives can range from 0% to 200% of an NEO’s incentive opportunity, dependent on the level of performance achieved. If threshold performance is not achieved for a financial performance measure, then no cash incentive award is earned with respect to such measure.

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Executive Compensation

Structure

The structure of the UIP includes both corporate performance and individual performance components, each of which are described in detail below. The following chart gives an overview of the structure of the UIP awards for 2020:

Individual Opportunities

UIP target payouts to the Company’s NEOs are defined as a percent of an NEO’s eligible earnings, which are generally defined as all cash paid to an NEO during the plan year less any bonuses, allowances and disability pay. Annually, the target incentive percentages for our NEOs are reviewed by the Compensation Committee and adjusted as appropriate based on external market data, changes in roles and responsibilities, and internal equity. During 2020, the Compensation Committee approved two increases and one decrease to NEOs’ UIP targets: Mr. Powell from 60% to 70%, Ms. McIntyre from 65% to 70%, and Mr. Lukach (in line with his updated responsibilities) from 80% to 60%.

For 2020, individual UIP targets and the performance metrics and weights for the NEOs are described in the table below.

Name	2019 Target Opportunity (Percentage of Eligible Earnings)	2020 Target Opportunity (Percentage of Eligible Earnings)

David C. Jukes	110%	110%
Nicholas W. Alexos	N/A	80%
Nicholas Powell	60%	70%
Jennifer A. McIntyre	65%	70%
Carl J. Lukach	80%	60%
Kimberly L. Dickens	60%	60%
Mark M. Fisher	80%	80%
Michael J. Hildebrand	70%	70%

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Executive Compensation

Corporate Performance Metrics and Weights

The Compensation Committee approved the following performance metrics and target goals for the 2020 UIP, as they indicate the Company’s success with respect to profitability and efficiency of its cash flow.

Metric	Description	Weight	Link to Strategy
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

Consolidated net income (loss), plus the sum of net (income) loss from discontinued operations, net interest expense, income tax expense, depreciation, amortization, impairment charges, other operating expenses, net (which primarily consists of employee stock-based compensation expense, restructuring charges, litigation settlements, other employee severance costs, other facility closure costs, acquisition and integration related expenses and other unusual or non-recurring expenses), loss on extinguishment of debt and other (expense) income, net (which consists of gains and losses on foreign currency transactions and undesignated derivative instruments, non-operating retirement benefits, and other non-operating activity), and Brazil VAT (recovery) charge. In addition, for 2019, Adjusted EBITDA includes an adjustment to remove the charge of the inventory fair value step-up recorded in connection with the Nexeo Solutions purchase price allocation. For UIP purposes, results are currency neutral.

		75%	• Focuses executives on achieving responsible, profitable growth • Encourages the pursuit of appropriate streamlining opportunities to maximize company earnings
Average Working Capital (AWC)	The 13-month average of net working capital as a percent of the last 12-month’s sales (monthly summation of accounts receivable plus inventory less accounts payable divided by the last 12-month’s sales).	25%	• Encourages strong cash flow management

Corporate Performance Goals

The performance criteria are generally established in a manner that permits the UIP participants to earn incentives at target levels for target performance, below target levels for below target performance (subject to a minimum threshold that must be met for any payout to occur, with threshold equating to 0% payout for the Adjusted EBITDA component and 50% payout for the AWC component) and above target levels (with a cap at 200% of targeted levels (maximum)) for above target performance. Payouts at performance levels between threshold, target and maximum are based on a straight-line interpolation.

For goals assigned to the Adjusted EBITDA metric, the Compensation Committee set rigorous but reasonable goals to motivate the NEOs to exceed performance delivered in 2019. Before the full onset of the COVID-19 pandemic, the Company issued guidance on Adjusted EBITDA ranging from $700-$740 million. The threshold goal was set at 2019 actual performance, which was also above the bottom of the 2020 guidance range. The executive team needed to deliver performance exceeding the high end of guidance to achieve a target payout.

Adjusted EBITDA	2019 Actual	2020 Threshold	2020 Target	2020 Maximum

Goal	$704 million	$704 million	$745 million	$805 million
Attainment		0%	100%	200%

The Compensation Committee believes that the goals assigned to the Average Working Capital metric were also set strenuously. This metric, where lower numbers indicate better performance, was set based upon meeting or exceeding our annual operating plan. Changes in operating plan working capital needs drive this target up or down in any particular year, and setting the target for this goal

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Executive Compensation

slightly above the 2019 actual performance indicates that we expected the needs of the business to change at the time the goal was set.

Average Working Capital	2019 Actual	2020 Threshold	2020 Target	2020 Maximum

Goal	13.2%	13.9%	13.4%	12.8%
Attainment		50%	100%	200%

Straight-line interpolation between defined goals and resulting attainment percentages is used when actual performance is between the threshold and target performance goals or between the target and maximum performance goals.

Corporate Performance Outcome

As previously discussed, the COVID-19 pandemic had a dramatic impact on our business during 2020. However, no adjustments were made to the Adjusted EBITDA or Average Working Capital goals in 2020. Those impacts resonated through the UIP, resulting in aggregate corporate performance attainment of 13.8% of target. That result is described in the following calculation:

Metric	2020 Threshold	2020 Target	2020 Maximum	Actual Achievement	Attainment	Weight	UIP Corporate Payout Contribution

Adjusted EBITDA	$704 million	$745 million	$805 million	$635.8 million	0%	75%	0%
Average Working Capital	13.9%	13.4%	12.8%	13.82%	55.3%	25%	13.8%
UIP Corporate Performance Attainment							13.8%

Individual Performance Assessment

At the beginning of the year, criteria and goals to evaluate the individual performance for each of our Named Executive Officers were set. However, as the impacts of the pandemic on our business and our stakeholders became clearer, our Company transitioned away from individual goals and, instead, focused on measures of our executives’ efforts to bolster the resiliency of our organization.

The performance of our executive team was evaluated along four broad areas: Employees, Financial/Operations, Strategy Execution, and Governance/Shareholders. Accomplishments in each area were considered, including the following:

Focus area	Objectives	Actions & Accomplishments
Employees	Employee safety, health & wellbeing Employee engagement Employee productivity

Implement safety measures for all frontline workers and office staff

Rapidly transitioned as many staff to remote work as possible

Increased frequency of employee communications

Strong employee engagement as evidenced by annual survey results

Financial/Operations	Continuity of business operations Cost management Cash and liquidity management	With one limited exception, 100% uptime for all facilities globally Swiftly implemented cost reduction/elimination measures Actions taken to manage cash, particularly in March-July
Strategy Execution	Business systems migration Capturing cost synergies Portfolio management	Reconfigured SAP rollout to account for COVID disruption Adopted Streamline 2022 (S22) program Consummated or progressed several divestiture projects relating to non-core businesses
Governance / Shareholders	Stock price recovery Investment community interaction Performance against consensus	Recovered stock price from low of $7.08 in March to $19.01 at the end of 2020 Met or beat consensus each quarter Governance-focused engagement roadshows

The individual performance assessment factor for each NEO (other than the CEO) is recommended by the CEO and approved by the Compensation Committee. The Board determines the individual performance assessment factor for the CEO. In assessing each individual’s performance, the objective was to balance recognition of resilient leadership through the pandemic with realized stockholder performance. The individual performance assessment factor for each NEO is set forth below.

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UIP Payouts

The calculation for each Named Executive Officer’s UIP result is shown in the table below.

Executive(1)	2020 Eligible Earnings	Target Opportunity (% of Eligible Earnings)	Corporate Performance	Individual Performance	Payout Earned

David C. Jukes(2)	$1,000,000	110%	13.8%	100%	$151,800
Nicholas W. Alexos	$649,039	80%	13.8%	105%	$75,237
Nicholas Powell	£350,382	70%	13.8%	105%	£35,539
Jennifer A. McIntyre	$422,713	70%	13.8%	105%	$42,876
Carl J. Lukach(3)	$573,015	60%	13.8%	100%	$47,446
Kimberly L. Dickens(3)	$419,616	60%	13.8%	100%	$34,744
Mark M. Fisher(3)	$348,089	80%	13.8%	100%	$38,429

(1)	Mr. Hildebrand was not entitled to a UIP payout for 2020.

(2)	The Compensation Committee reviewed Mr. Jukes’ performance for 2020 and determined there would be no related adjustment to his UIP payout.

(3)	Departing executives were given an individual performance rating equal to 100% such that no modifier, up or down, would be made to the calculated performance.

Payments made to NEOs are disclosed in the Summary Compensation Table found on page 55.

Long-Term Incentives

2020 Long-Term Incentive Plan Design

The Compensation Committee uses long-term incentives (“LTI”) as a tool to align our NEOs’ interests with stockholders and to build meaningful ownership in the Company. The Compensation Committee believes that long-term incentive awards should compensate NEOs in a meaningful way for delivering sustainable long-term value to stockholders. LTI awards for the NEOs, except for the Chief Executive Officer, are recommended by the Chief Executive Officer and approved by the Compensation Committee. The LTI award for the Chief Executive Officer is initiated and approved directly by the Compensation Committee. In 2020, each NEO was granted LTI awards that consisted of performance-based restricted stock units (“Performance-Based RSUs” or “PRSUs”), stock options (“Stock Options”) and time-based restricted stock units (“Restricted Stock Units” or “RSUs”).

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Executive Compensation

In 2020, 50% of the target award value was delivered in PRSUs, 25% in RSUs and 25% in Stock Options.

Stock Options
25%
Performance
-Based RSUs
50%
Award Mix
Restricted
Stock Options
25%

The following table shows each NEO’s 2020 target LTI award value. The Compensation Committee determined the target LTI award values following a review of aggregated peer company and general industry market data for the positions held by the Company’s NEOs and also considered individual factors such as the responsibilities, performance, contributions and experience of each NEO. Meridian aggregated and presented the data to the Compensation Committee to facilitate their decisions. The Company also presents the Compensation Committee with a dilution impact analysis, including a review of the equity grants made under our equity plans against market and peer group benchmarks.

Name	2020 LTI Target Award Value ($)

David C. Jukes	4,500,000
Nicholas W. Alexos	2,000,000
Nicholas Powell	500,000
Jennifer A. McIntyre	500,000
Carl J. Lukach(1)	—
Kimberly L. Dickens(2)	400,000
Mark M. Fisher(2)	800,000
Michael J. Hildebrand(1)	—

(1)	Due to the pending departures of Messrs. Lukach and Hildebrand, they were not granted an LTI award in 2020.

(2)	The awards granted to Mr. Fisher and Ms. Dickens were forfeited upon their departure from the Company.

2020 Performance-Based Restricted Stock Units

The 2020 Performance-Based RSUs directly support the Company’s objectives of linking realized value to the Company’s stock price and the achievement of critical performance objectives. The number of PRSUs earned will vary based on results achieved over a three-year period against predetermined performance goals using both Adjusted EBITDA and Return on Invested Capital (ROIC) metrics. The FY2020 - FY2022 performance period begins January 1, 2020 and ends December 31, 2022. Three-year average goals were set for both Adjusted EBITDA and ROIC, and each metric comprises 50% of the target award.

Performance Period and Metric	Weighting

2020 - 2022 Average Adjusted EBITDA(1)	50%
2020 - 2022 Average ROIC(2)	50%

(1)	Adjusted EBITDA is as defined in the “Corporate Performance Metrics and Weights” section on page 47; provided, that for UIP purposes, results are currency neutral.

(2)

ROIC is defined as last twelve months (LTM) adjusted net income divided by net assets deployed, both as disclosed in the Company’s public earnings releases, subject to the plan administrator’s authority regarding performance goals under the plan.

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Executive Compensation

Each metric has a threshold, target and maximum level of performance corresponding to payout levels. These performance levels were based on rigorous bottoms-up analysis and align with the company’s 5-year strategy. The Compensation Committee approved each PRSU goal at the time of grant. The Compensation Committee plans to disclose the goals for these awards following the end of the performance period.

No part of the PRSU award is considered earned until the end of the performance period, except in the event of death, disability, retirement or change-in-control. For the purposes of the PRSUs, Adjusted EBITDA is defined consistent with the UIP except for the inclusion of currency fluctuations and acquisitions. PRSUs are not considered vested until the end of the performance period.

Outcome of 2018-2020 Performance-Based Restricted Stock Unit Grants

For PRSUs granted in 2018, each year was considered its own performance period, in addition to a cumulative performance period incorporating all three years. The 2020 performance, as well as the cumulative 3-year performance, for the PRSU grants made to the NEOs in 2018 is shown below. The percentage payout derived from the performance, in addition to the corresponding number of units paid out to each recipient, was approved by the Compensation Committee. The Compensation Committee also approved adjustments to the threshold, target and maximum levels of the Adjusted EBITDA goals for the 2018 PRSU grants to reflect the addition of the Nexeo Solutions business for performance periods in 2019 or later. The impact of the acquisition on the Adjusted Earnings per Share (EPS) goal of the 2018 PRSU grant is de minimis so no adjustment was made. No adjustment was made to these goals as a result of the impact of the COVID-19 pandemic.

For the PRSUs granted in 2018, the results of each performance period are shown below. Based on the predetermined goals and final results, the total weighted payout for this award was 52.1%.

PRSU Metric	Performance Period	Weight	Threshold ($M) Earns 50% of PRSU Award	Target ($M) Earns 100% of PRSU Award	Maximum ($M) Earns 200% of PRSU Award	Results ($M)	Payout % of Target

Corporate Adjusted EBITDA(1) ($M)	2018	12.5%	$605.8	$644.3	$683.0	$640.4	94.9%
	2019	12.5%	$706.3	$799.1	$897.7	$704.2	0.0%
	2020	12.5%	$712.0	$855.5	$1,017.4	$635.8	0.0%
	2018-2020 Cumulative	12.5%	$2,024.1	$2,298.9	$2,598.1	$1,980.4	0.0%
Corporate Adjusted EPS	2018	12.5%	$1.43	$1.66	$1.73	$1.75	200.0%
	2019	12.5%	$1.47	$1.86	$2.00	$1.54	59.0%
	2020	12.5%	$1.44	$1.97	$2.20	$1.35	0.0%
	2018-2020 Cumulative	12.5%	$4.34	$5.49	$5.93	$4.64	63.1%
						Total Weighted Payout	52.1%

(1)

Due to the impact of the Nexeo Solutions acquisition on Adjusted EBITDA, the Compensation Committee approved modifications to the Adjusted EBITDA goals for 2019, 2020 and cumulative 2018-2020. The assumption made in setting the modified Adjusted EBITDA goals was to add the prior 12 months of Nexeo Solutions’ Adjusted EBITDA to Univar Inc.’s existing goal, except in 2019 where only 10 months were added. The impact of the acquisition to the Adjusted EPS goal was considered de minimis.

(2)

Corporate Adjusted EPS is calculated using net income (loss) or adjusted net income available to common stockholders divided by diluted and adjusted diluted weighted average shares outstanding during each period, respectively. Diluted earnings per share considers the impact of potential dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect. Adjusted earnings per diluted share is based on the GAAP dilutive share count, except where adjustments to GAAP net loss result in an adjusted net income position. For the purposes of this PRSU award, the corporate tax rate was held constant at 30.5%.

2020 Stock Options

The 2020 Stock Options directly support the Company’s objective of incenting our NEOs to increase stockholder value over the long-term. The 2020 Stock Options have no value unless share price appreciates from the date the Stock Options are granted. The 2020 Stock Options’ ten-year term also help us retain our NEOs. The 2020 Stock Options vest ratably over three years. Vested Stock Options may be exercised at any time through the tenth anniversary of the Stock Options’ grant date. Upon exercise and after payment of the exercise price, the exercised Stock Option is settled in Company shares of common stock.

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Executive Compensation

2020 Restricted Stock Units

The 2020 Restricted Stock Units directly support the Company’s objective of linking realized value to the Company’s stock price; the final value of vested RSUs is directly related to the Company’s share price on that date. The 2020 RSUs’ multi-year vesting also help us retain our NEOs. RSUs vest ratably over three years with the first vesting date occurring on the one-year anniversary of the RSUs’ grant date. The number of RSUs that vest on each vesting date are settled in a like number of shares of our common stock. Generally, an NEO must be continuously employed through the date of vesting to be eligible to receive a share payout on that date.

All of the NEOs’ outstanding equity awards at December 31, 2020 under the 2020 Omnibus Incentive Plan (“2020 Equity Plan”), 2017 Omnibus Equity Incentive Plan (“2017 Equity Plan”), 2015 Omnibus Equity Incentive Plan (“2015 Equity Plan”) and the 2011 Omnibus Equity Incentive Plan (“2011 Equity Plan”) are set forth on page 60 in the Outstanding Equity Awards at Fiscal Year End 2020 table.

2021 Long-Term Incentive Plan Design

In February 2021, following engagement with stockholders and with their feedback in mind, the Compensation Committee approved changes to the long-term incentives granted to our Named Executive Officers in 2021. The Compensation Committee believes these changes are responsive to stockholder feedback, as expressed directly and through our 2020 Annual Meeting say-on-pay vote outcome.

The significant changes to the 2021 long-term incentives are highlighted in the chart below:

The Compensation Committee believes that these metrics are aligned with stockholder interests. The following table presents a sample of the rationale that was considered when selecting each of these metrics:

Metric	Rationale

EPS	Strong long-term growth indicator that is inclusive of multiple financial metrics
ROIC	Reflects balance sheet performance and promotes long-term corporate stability
ESG Scorecard	Motivates long-term management of key sustainability risks that may impact long-term company performance
Relative TSR Modifier	Provides a relative performance measure and further aligns realized compensation with stockholder outcomes

ESG Scorecard

The ESG Scorecard is designed to align directly with our People – Planet – Profit ESG strategy, and uses three evenly-weighted metrics to assess company performance. Those metrics are related to continuing our efforts on diversity & inclusion; reducing our emissions intensity; and providing a safe workplace for our employees. Each goal is quantitatively measured. Goals for the 2021 PRSU ESG component are:

ESG Scorecard Component	How component will be measured

Diversity & Inclusion	Score on HRC Corporate Equality Index
Emissions Intensity	Defined reduction in our emissions intensity, with goals set in line with achieving our 2025 goal
Safe Workplace	Defined reduction in our TCIR rate, with goals set in line with achieving our 2025 goal

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Executive Compensation

The Compensation Committee believes that these changes in the 2021 PRSU grants are in the best interests of stockholders and focus the management team on the right metrics to deliver long-term value. More information on these awards will be disclosed in the proxy for the 2022 Annual Meeting.

Employment and Executive Severance Arrangements with Named Executive Officers

The Company has entered into employment or executive severance agreements with each of its NEOs. The agreements include severance benefits and the specific terms are described under “Agreements with our Named Executive Officers.” The Company believes that having severance arrangements with its executives is market competitive and beneficial because it provides retentive value and subjects the executives to key restrictive covenants. See “Agreements with our Named Executive Officers” on page 58.

Other Benefits

The general employment benefits provided to the NEOs are generally the same as those provided to other nonunion, salaried employees and include medical, dental, basic life insurance, short and long-term disability insurance, and a tax-qualified 401(k) plan.

In addition to the tax-qualified 401(k) plan, US-based NEOs are eligible to participate in a nonqualified, unfunded supplemental defined contribution plan, the Univar Solutions Supplemental Savings Plan, or SSP. The purpose of the SSP is to provide eligible management or employees of Univar Solutions with a deferred compensation plan benefit for amounts that exceed the limits imposed under the 401(k) plan. Mr. Powell and Mr. Hildebrand participated in nonqualified deferred compensation plans in their respective countries similar to the SSP.

The Company provides limited executive benefits to its executive officers, which include an executive physical benefit, and reimbursement of certain financial and tax planning costs.

During 2020, Mr. Jukes also received tax benefits in connection with his secondment to the U.S. business and related localization to the U.S as described in the footnotes to the Summary Compensation Table.

Tax and Accounting Considerations

While the accounting and tax treatment of compensation historically has not been a consideration in determining the amounts of compensation for the Company’s NEOs, the Compensation Committee and management have taken into account the accounting and tax impact of various program designs to balance the potential cost to the Company with the value to the NEO. The Compensation Committee has considered the potential future effects of Section 162(m) on the deductibility of executive compensation paid to our NEOs, as applicable, and has previously, where appropriate, sought to qualify compensation paid to the covered NEOs for an exemption from the deductibility limitations of Section 162(m) under the transition period applicable to the Company provided under the Tax Cuts and Jobs Act enacted December 2017, and under the transition relief provided as a new publicly-traded company.

The 2015 Equity Plan was adopted prior to the Company’s 2015 IPO. Also, in May 2017, the Company received stockholder approval for the Univar Solutions Inc. 2017 Omnibus Equity Incentive Plan to facilitate the granting of awards to our covered named executive officers to qualify as “performance-based compensation” for an exemption from the deductibility limitations of Section 162(m). The Company’s ability to rely on this exemption in 2020 was limited. Recently enacted legislation makes certain changes to Section 162(m), most notably repealing the exemption for qualified performance-based compensation for taxable years beginning after December 31, 2017 and expanding the scope of persons covered by its limitations on deductibility. Accordingly, compensation paid after 2017 to our NEOs in excess of $1 million will not be deductible in the United States unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017, or at the time of the Company’s IPO. In light of these changes, the Compensation Committee expects to authorize compensation payments that do not meet exemption requirements for transition relief under Section 162(m) in order to attract, retain and motivate executives.

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Executive Compensation

Compensation Committee Report

The Company’s Compensation Committee has reviewed the Compensation Discussion and Analysis, discussed it with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis should be included in this Proxy Statement.

This report has been furnished by the members of the Compensation Committee:

Mark J. Byrne

Joan Braca

Christopher D. Pappas

Kerry J. Preete

Robert L. Wood, Chair

This Compensation Committee Report is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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Executive Compensation

Executive Compensation Tables

Summary Compensation Table

The following table sets forth the compensation of our Named Executive Officers (NEOs) in the 2020 fiscal year and, if applicable, the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)		Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non Qualified Deferred Compensation Earnings ($)	All Other Compensation (3) ($)	Total ($)

David C. Jukes	2020	1,000,000		3,374,933		1,124,978	151,800		160,198	5,811,909
President and Chief	2019	946,154		3,374,948		1,125,010	761,843		271,542	6,479,497
Executive Officer	2018	832,846		2,400,055		793,580	673,650		630,210	5,330,341
Nicholas W. Alexos	2020	649,039		3,000,057	(6)	500,004	75,237		10,175	4,234,511
Executive Vice President and
Chief Financial Officer
Nicholas Powell(4)	2020	478,762		375,069		124,970	48,561		84,221	1,111,583
Senior Vice President,	2019	404,461		308,890		100,014	247,487		72,684	1,133,536
President, Specialty Chemicals &	2018	400,080		337,396		110,450	385,037		134,065	1,367,028
Ingredients and Regional President
Europe, Middle East and
Africa & Asia Pacific
Jennifer A. McIntyre	2020	422,713		375,069		124,970	42,876		66,988	1,032,615
Senior Vice President, Chief
Streamline Officer, Head of
North American Operations
and Interim Chief People
and Culture Officer
Carl J. Lukach	2020	573,014					47,446		1,085,192	1,705,652
Former Chief Financial Officer;	2019	563,853		824,978		274,990	330,193		62,989	2,057,003
Former Executive Vice President,
Corporate Development	2018	547,385		809,964		265,018	369,184		13,000	2,004,550
Kimberly L. Dickens	2020	419,616		300,055		100,001	34,744		64,588	919,004
Former Senior Vice President and
Chief People Officer
Mark M. Fisher	2020	348,089		600,110		200,002	38,429		1,230,746	2,417,376
Former Senior Vice President and	2019	506,924		525,045		174,976	293,436		46,787	1,547,168
President, USA and Canada	2018	488,462	100,000	700,002		171,751	292,600		123,080	1,875,894
Michael J. Hildebrand(5)	2020	375,007							764,175	1,139,182
Former President, Canada and
Global Agriculture and
Environmental Sciences

(1)

The amounts set forth in this column represent the grant date fair value of RSU and target PRSU awards granted to each NEO. Assuming the highest level of performance is achieved for the PRSUs, the maximum grant date value of the PRSUs granted in 2020 would be as follows: Mr. Jukes: $4,499,910; Mr. Alexos: $1,999,909; Mr. Powell: $500,092; Ms. McIntyre: $500,092; Ms. Dickens: $400,074; and Mr. Fisher: $800,147.

(2)

The amount reported is valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, modified to exclude any forfeiture assumptions related to service-based vesting conditions. See note 12, “Stock-Based Compensation,” to our audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2020 filed on February 25, 2021 (“Form 10-K”) and “Management’s Discussion and Analysis of Financial Condition and Results of Operations- Critical Accounting Estimates- Stock-based Compensation” in the Form 10-K for a discussion of the relevant assumptions used in calculating these amounts.

(3)

The amounts set forth in this column represent contributions made by the Company under our retirement plans in the amounts of $64,792, $5,230, $71,842, $47,840, $56,372, $48,118, $71,246 and $3,775 for Messrs. and Mmes. Jukes, Alexos, Powell, McIntyre, Lukach, Dickens, Fisher and Hildebrand, respectively. In addition, for Mr. Jukes, the amounts set forth in this column reflect $95,406 in tax payments, preparation fees, and gross-ups in connection with his localization to the U.S. The amounts for Messrs. Alexos, McIntyre, Lukach, Dickens and Fisher also include financial planning and executive physical benefits. The amount for Ms. McIntyre includes a housing allowance of $14,148. The amount for Mr. Powell includes a car allowance of $12,380. The amounts for Messrs. Lukach, Fisher and Hildebrand also include the following severance payments: $966,824; $1,152,000; and $760,400, respectively.

(4)

Amounts for Mr. Powell were converted from GBP to USD using a: (i) December 31, 2020 exchange rate of 1.3664 for 2020; (ii) a December 31, 2019 exchange rate of 1.3261 for 2019; and (iii) a December 31, 2018 exchange rate of 1.2879 for 2018..

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(5)	Amounts for Mr. Hildebrand converted from CAD to USD using a December 31, 2020 exchange rate of 0.7455.

(6)

This amount includes the value of Mr. Alexos’ 2020 target LTI award plus the February 7, 2020 one-time restricted stock unit grant (with a grant date value of approximately $1.5 million) pursuant to the terms of his offer letter with the Company.

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Executive Compensation

Grants of Plan-Based Awards for Fiscal Year 2020

The following table provides information concerning awards granted to the NEOs in the 2020 fiscal year.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock/	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($)	Awards ($) (3)

David C. Jukes
UIP		137,500	1,100,000	2,200,000
2017 Equity Incentive Plan	2/21/2020							49,040			1,124,978
2017 Equity Incentive Plan	2/21/2020								183,820	22.94	1,124,978
2017 Equity Incentive Plan	2/21/2020				—	98,080	196,160				2,249,955
Nicholas W. Alexos
UIP		64,904	519,231	1,038,462
2017 Equity Incentive Plan	2/7/2020							68,871			1,500,010
2017 Equity Incentive Plan	2/21/2020							21,800			500,092
2017 Equity Incentive Plan	2/21/2020								81,700	22.94	500,004
2017 Equity Incentive Plan	2/21/2020				—	43,590	87,180				999,955
Nicholas Powell(4)
UIP		41,892	335,133	670,266
2017 Equity Incentive Plan	2/21/2020							5,450			125,023
2017 Equity Incentive Plan	2/21/2020								20,420	22.94	124,970
2017 Equity Incentive Plan	2/21/2020				—	10,900	21,800				250,046
Jennifer A. McIntyre
UIP		36,987	295,899	591,798
2017 Equity Incentive Plan	2/21/2020							5,450			125,023
2017 Equity Incentive Plan	2/21/2020								20,420	22.94	124,970
2017 Equity Incentive Plan	2/21/2020				—	10,900	21,800				250,046
Carl J. Lukach
UIP		42,976	343,808	687,616
Kimberly L. Dickens
UIP		31,471	251,770	503,540
2017 Equity Incentive Plan	2/21/2020							4,360			100,018
2017 Equity Incentive Plan	2/21/2020								16,340	22.94	100,001
2017 Equity Incentive Plan	2/21/2020				—	8,720	17,440				200,037
Mark M. Fisher
UIP		34,809	278,471	556,942
2017 Equity Incentive Plan	2/21/2020							8,720			200,037
2017 Equity Incentive Plan	2/21/2020								32,680	22.94	200,002
2017 Equity Incentive Plan	2/21/2020				—	17,440	34,880				400,074

(1)

A discussion of the Univar Solutions Incentive Plan for fiscal year 2020, including bonus amounts paid based on actual performance, can be found under “Compensation Discussion and Analysis - Determination of Executive Officer Compensation - Annual Cash Incentives.”

(2)

The PRSUs granted in 2020 correspond to a three-year performance period, FY2020-FY2022, in which actual earned awards are based upon the attainment of three-year average Adjusted EBITDA and Return on Invested Capital (ROIC) performance. The target award is specified in the table above and attainment can vary from 0% to 200%.

(3)

The amounts reported in this column are valued based on the aggregate grant date fair value. See Note 9, “Stock-Based Compensation,” to the Company’s audited consolidated financial statements for the year ended December 31, 2020 included in the Form 10-K for a discussion of the relevant assumptions used in calculating these amounts.

(4)	Amounts for Mr. Powell converted from GBP to USD using a December 31, 2020 exchange rate of 1.3664.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Agreements with our Named Executive Officers

The Company has entered into severance or employment agreements with each of its NEOs. The material terms of each agreement are described below.

•

Mr. Jukes, Ms. McIntyre, Mr. Lukach prior to his departure from the Company on December 31, 2020 and Ms. Dickens prior to her departure from the Company on January 18, 2021 are parties to a Severance and Change of Control Agreement with the Company, the form of which was filed as an exhibit to the Form 10-Q of the Company filed on November 5, 2020.

•	Mr. Alexos is party to a Severance and Change of Control Agreement with the Company filed as an exhibit to the Current Report on Form 8-K of the Company filed on December 16, 2019.
•

Mr. Powell is party to (i) a Severance and Change of Control Agreement with the Company, the form of which was filed as an exhibit to the Form 10-Q of the Company filed November 6, 2018; and (ii) a Letter Agreement filed as an exhibit to the Current Report on Form 8-K of the Company filed on March 1, 2019.

•

Prior to his departure from the Company on August 7, 2020, Mr. Fisher was party to a Severance and Change of Control Agreement with the Company, the form of which was filed as an exhibit to the Form 10-Q of the Company filed November 6, 2018, as amended by the Alternative Release and Amendment to Severance and Change in Control Agreement filed as an exhibit to the Form 8-K of the Company filed on filed August 6, 2020.

•

In connection with his departure from the Company on January 31, 2020, Mr. Hildebrand was party to a letter agreement with the Company, filed as an exhibit to the Form 10-K of the Company filed February 25, 2021.

All of the foregoing agreements provide for employment at-will and may be terminated at any time by either party except for Mr. Powell’s that provides that Mr. Powell is required to give, and entitled to receive, 12 months’ notice of termination of employment other than in connection with his termination for Cause or for Good Reason. The NEOs are entitled to certain severance benefits as outlined in the following chart:

	By the Company without “Cause” or by the Executive with “Good Reason”	Death or Disability	By the Company without “Cause” or by the Executive with “Good Reason” in connection with a “Change in Control”
Mr. Jukes

Lump sum payment equal to 18 months annual base salary, target bonus, pro rata bonus for the year of termination based upon the actual level of goal achievement, and 18 months medical and dental COBRA reimbursement

Target bonus for the year of termination

Lump sum payment equal to 30 months annual base salary, 2.5 times target bonus, pro rata bonus for the year of termination based upon target bonus opportunity, and 18 months medical and dental COBRA reimbursement

Mr. Lukach and Mmes. Dickens and McIntyre

Lump sum payment equal to 12 months annual base salary, target bonus, pro rata bonus for the year of termination based upon the actual level of goal achievement, and 18 months medical and dental COBRA reimbursement(1)

Target bonus for the year of termination

Lump sum payment equal to 24 months annual base salary, 2 times target bonus, pro rata bonus for the year of termination based upon target bonus opportunity, and 18 months medical and dental COBRA reimbursement

Mr. Alexos	Lump sum payment equal to 12 months annual base salary plus target bonus, and pro rata bonus for the year of termination based upon the actual level of goal achievement	Target bonus for the year of termination and pro rata bonus for the year of termination based upon the actual level of goal achievement	Lump sum payment equal to 24 months annual base salary, 2 times target bonus, and pro rata bonus for the year of termination based upon the actual level of goal achievement
Mr. Powell	Lump sum payment equal to 12 months annual base salary plus target bonus	Target bonus for the year of termination	Lump sum payment equal to 24 months annual base salary plus 2 times target bonus

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Executive Compensation

Mr. Fisher

Lump sum payment equal to 12 months annual base salary, target bonus and pro rata bonus for the year of termination based upon the actual level of goal achievement, cash equivalent of unvested restricted stock units that would have vested on or before December 31, 2021,

and 18 months medical and dental COBRA reimbursement

	Target bonus for the year of termination	Lump sum payment equal to 24 months annual base salary plus 2 times target bonus
Mr. Hildebrand

24 months annual base salary, 2 times target bonus, cash equivalent of the unvested stock grants that would have vested during the 24 month period from termination, and a lump sum goodwill and service payment

(1)

In connection with her departure from the Company on January 18, 2021, Ms. Dickens entered into an Addendum to Severance and Change in Control Agreement, which provided for an additional payment of an amount equal to: (i) the cash equivalent of unvested restricted stock units that would have vested on or before December 31, 2021; plus (ii) Ms. Dicken’s short term incentive payment for 2020.

Any severance payments payable on a termination by the Company without “cause” or by the Executive for “good reason” pursuant to the agreement are subject to the execution and non-revocation of a release and reaffirmation of confidentiality, non-competition and non-solicitation covenants. “Cause” and “good reason” are defined in the agreement and summarized below.

Definitions of Cause and Good Reason

The agreements, other than Mr. Alexos’, define “cause” and “good reason” in the same manner as follows:

•

“Cause” is (i) willful failure to perform material duties with respect to the Company (except where due to a physical or mental incapacity) which continues beyond fifteen (15) days after a written demand for performance of those duties is delivered to the Executive by the Company, or (ii) conviction of, plea of nolo contendere or any similar plea to commission of a felony or any criminal offence that carries a maximum sentence of six (6) months or more; any misdemeanor that is a crime of moral turpitude, or (iii) gross negligence or willful or gross misconduct in connection with the Executive’s employment, or (iv) engaging in outrageous activity or in any activity or behavior that is in violation of the Company’s code of conduct, as that may be in effect from time to time, where such activity or behavior is reasonably likely to cause material harm to the Company, or (v) breach of the non-competition, non-solicitation, or confidentiality covenants to which the Executive is subject, or (vi) breach of any fiduciary duty.

•

“Good reason” is (i) a material reduction in base salary or annual incentive compensation opportunity (excluding a reduction applicable to all employees in the same salary grade), or (ii) a material diminution in the Executive’s title, duties or responsibilities, or (iii) a transfer of the Executive’s primary workplace by more than 100 miles from Executive’s current workplace.

Mr. Alexos’ agreement defines “cause” and “good reason” as follows:

•

Cause” is (i) willful failure to perform material duties with respect to the Company (except where due to a physical or mental incapacity) which continues beyond fifteen (15) days after a written demand for performance of those duties is delivered to the Executive by the Company, or (ii) conviction of, plea of nolo contendere or any similar plea to commission of a felony or any criminal offence that carries a maximum sentence of six (6) months or more; any misdemeanor that is a crime of moral turpitude, or (iii) gross negligence or willful or gross misconduct in connection with the Executive’s employment, or (iv) engaging in outrageous activity or in any activity or behavior that is in violation of the Company’s code of conduct, as that may be in effect from time to time, where such activity or behavior is reasonably likely to cause material harm to the Company, or (v) breach of the non-competition, non-solicitation, or confidentiality covenants to which the Executive is subject, other than immaterial breaches that are not reasonably likely to cause material harm to the Company, or (vi) breach of any fiduciary duty, other than immaterial breaches that are not reasonably likely to cause material harm to the Company.

•

“Good reason” is (i) a material reduction (greater than 10%) in base salary or annual incentive compensation opportunity (excluding a reduction applicable to all employees in the same salary grade), or (ii) a material diminution in the Executive’s title,

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duties or responsibilities, or (iii) a transfer of the Executive’s primary workplace by more than 100 miles from Executive’s current workplace.

Outstanding Equity Awards at Fiscal Year End 2020

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)

David C. Jukes	128,103	—		19.85	3/28/2021	4,350	(3)	82,694	103,450	(8)	1,966,585
	51,050	—		28.73	2/2/2027	5,301	(4)	100,773	98,080	(9)	1,864,501
	29,593	14,797	(3)	26.82	2/7/2028	34,480	(5)	655,465
	35,971	17,986	(4)	28.30	5/8/2028	49,040	(6)	932,251
	59,430	118,860	(5)	21.75	2/6/2029
		183,820	(6)	22.94
Nicholas W. Alexos	—	81,700	(6)	22.94	2/21/2030	68,871	(7)	1,309,238	43,590	(9)	828,646
						21,800	(6)	414,418
Nicholas Powell	7,500	—		23.43	8/7/2025	1,397	(3)	26,557	9,200	(8)	174,892
	23,200	—		28.73	2/2/2027	3,067	(5)	58,304	10,900	(9)	207,209
	9,513	4,757	(3)	26.82	2/7/2028	5,450	(6)	103,605
	5,283	10,567	(5)	21.75	2/6/2029
	—	20,420	(6)	22.94	2/21/2030
Jennifer A. McIntyre	50,391	—		14.29	8/8/2023	1,064	(3)	20,227	7,930	(8)	150,750
	10,000	—		23.43	8/7/2025	2,647	(5)	50,320	10,900	(9)	207,209
	16,240	—		28.73	2/2/2027	5,450	(6)	103,605
	7,226	3,614	(3)	26.82	2/7/2028
	4,556	9,114	(5)	21.75	2/6/2029
	—	20,420	(6)	22.94	2/21/2030
Carl J. Lukach	125,977	—		24.00	12/8/2024	3,357	(3)	63,817
	56,560	—		29.00	2/2/2027	8,427	(5)	160,198
	22,826	11,414	(3)	26.82	2/7/2028
	14,526	29,054	(5)	22.00	2/6/2029
Kimberly L. Dickens	7,040	3,521	(10)	27.24	5/7/2028	1,033	(10)	19,637	7,820	(8)	148,658
	4,490	8,980	(5)	21.75	2/6/2029	2,607	(5)	49,559	8,720	(9)	165,767
	—	16,340	(6)	22.94	2/21/2030	4,360	(6)	82,884
Mark M. Fisher	14,793	—		26.82	8/2/2021
	9,243	—		22.00	8/2/2021
Michael J. Hildebrand	55,697	—		19.85	1/25/2021

(1)	Calculated using the closing price of $19.01 per share of Univar Solutions common stock on the NYSE on December 31, 2020.
(2)

The PRSUs granted in 2018 correspond to three-year performance periods in which actual earned awards are based on the attainment of annual and cumulative Adjusted EBITDA and Adjusted EPS performance. The PRSUs granted in 2019 correspond to a single three-year performance period in which actual earned awards are based on the attainment of average Adjusted EBITDA and ROIC performance. The target awards are specified above, and attainment can vary from 0% to 200%. The PRSUs granted in 2020 correspond to a single three-year performance period in which actual earned awards are based on the attainment of average Adjusted EBITDA and ROIC performance. The target awards are specified above, and attainment can vary from 0 to 200%.

(3)	Remaining unvested Stock Options and RSUs vested on February 7, 2021.
(4)	Remaining unvested Stock Options and RSUs vest on May 9, 2021.
(5)	Stock Options and RSUs granted on February 6, 2019. One-third vested on February 6, 2020; one-third vests on each of the following dates: February 6, 2021 and February 6, 2022.
(6)	Stock Options and RSUs granted on February 21, 2020. One-third vests on each of the following dates: February 21, 2021, February 21, 2022 and February 21, 2023.
(7)	RSUs granted on February 7, 2020. One-third vests on each of the following dates: February 7, 2021, February 7, 2022 and February 7, 2023.
(8)	Unearned PRSUs that will vest on December 31, 2021.
(9)	Unearned PRSUs that will vest on December 31, 2022.
(10)	Remaining unvested Stock Options and RSUs vest on May 7, 2021.

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Stock Vested Table

The following table contains information concerning the vesting of restricted stock and Restricted Stock Unit awards held by our NEOs during 2020. No NEO exercised any stock options in 2020.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

David C. Jukes	63,651	1,260,405
Nicholas W. Alexos	—	—
Nicholas Powell	12,053	230,043
Jennifer A. McIntyre	39,854	690,011
Carl J. Lukach	24,054	460,977
Kimberly L. Dickens	5,074	95,619
Mark M. Fisher	18,685	389,879
Michael J. Hildebrand	—	—

(1)

Reflects the vesting and settlement of a portion of the restricted stock and Restricted Stock Units previously granted. The value was computed by multiplying the number of shares of Restricted Stock Units that have vested by the market value of the underlying shares on the applicable settlement date. The value reported as realized does not indicate that the NEO has actually sold the securities for cash.

Pension Benefits

Name	Plan Name	Number of Years Credited Service	Present Value Accumulated Benefits ($)	Payments During Last Fiscal Year ($)

Michael J. Hildebrand	Univar Canada Ltd Pension Plan	23.5	—	1,030,262	(1)

(1)	Amounts for Mr. Hildebrand converted from CAD to USD using a December 31, 2020 exchange rate of 0.7455.

Mr. Hildebrand participated in the Univar Canada Ltd Pension Plan, a tax-qualified pension plan comprised of a defined benefit provision for service up to July 1, 2015 and a defined contribution provision for service after June 30, 2015. He participated in the plan until his departure from the Company on January 31, 2020. Following his departure, Mr. Hildebrand was paid a one-time lump sum payment of his accrued pension benefits. As of December 31, 2020, Mr. Hildebrand has no further entitlement from this plan.

Nonqualified Deferred Compensation for Fiscal Year 2020

The following table sets forth certain information for the NEOs who participated in nonqualified deferred compensation plans.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (4)

David C. Jukes	—	53,592	11,074	—	118,773
Nicholas W. Alexos	—	—	—	—	—
Nicholas Powell(5)	—	—	57,187	—	258,644
Jennifer A. McIntyre	71,565	24,771	70,782	—	576,316
Carl J. Lukach	—	26,121	55,473	—	340,238
Kimberly L. Dickens	30,307	21,319	12,315	—	92,965
Mark M. Fisher	40,575	41,562	57,482	—	206,052
Michael J. Hildebrand(6)	—	—	—	2,866,805	—

(1)

Amounts in this column include contributions associated with base salary and bonus amounts earned in 2019 and paid in 2020. These amounts are also included in “Salary”, “Bonus” and/or “Non-Equity Incentive Plan Compensation” for fiscal year 2020 in the Summary Compensation Table.

(2)

Amounts in this column are included in “All Other Compensation” for fiscal year 2020 in the Summary Compensation Table. Company contributions associated with the 2019 bonus, paid in 2020, are not included in this column because that bonus was accrued in respect of 2019 service. Contributions associated with the 2020 bonus, paid in 2021, are included because that bonus was accrued in respect of 2020 service.

(3)

The aggregate earnings represent the market value change during fiscal year 2020 of the Deferred Compensation Plan. Because the earnings are not preferential or above-market, they are not included in the Summary Compensation Table.

(4)	Amounts in this column represent December 31, 2020 account balances without consideration for 2019 accrued contributions.

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(5)	Amounts for Mr. Powell converted from GBP to USD using a December 31, 2020 exchange rate of 1.3664.
(6)	Amounts for Mr. Hildebrand converted from CAD to USD using a December 31, 2020 exchange rate of 0.7455.

The SSP allows the NEOs and other eligible employees to defer up to 75% of eligible earnings that cannot be deferred under the 401(k) plan due to IRS covered compensation limits. Eligible earnings include salary and wages, bonuses and participant deferrals under the SSP, but do not include equity awards under the 2011, 2015, 2017 or 2020 Equity Plans, relocation expenses, any other deferred compensation, welfare benefits (including severance payments) or other special payments. The SSP provides an employer match of 100% of participant contributions, up to an aggregate of four percent of eligible compensation contributed by the participant to the Company’s 401(k) plan and SSP combined. The employer matching contribution is immediately 100% vested. Participants are also eligible to receive additional retirement contributions from Univar Solutions equal to an aggregate of four percent of eligible compensation. If the participant exceeds the applicable compensation limit, employer retirement contributions on compensation above the limit are made to the SSP. This additional contribution “cliff vests” upon the participant’s completion of three years of employment with Univar Solutions. The additional retirement contributions to both the 401(k) plan and the SSP are made on behalf of eligible employees regardless of the employee’s contributions.

The amount of earnings that an SSP participant receives depends on his or her investment elections for deferrals. Plan accounts are distributed on the first to occur of the participant’s death, permanent disability, or separation from service with the Company in a single lump sum either (i) in the month of January immediately following the calendar year in which the distribution event occurs, or (ii) if the participant has so elected prior to the calendar year in which the distribution event occurs, at a future date specified by the participant not less than five years from the January 31st immediately following the calendar year in which the distribution event occurs.

Potential Payments Upon Termination or Change in Control

The information below describes and quantifies certain compensation that would have become payable to the NEOs under plans and the NEOs’ respective agreements in existence at the end of fiscal year 2020 as if the NEOs’ employment had been terminated on December 31, 2020, given the respective NEO’s compensation and service levels as of such date and, where applicable, based on the fair market value of the Company’s common stock on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the 401(k) savings plans, disability benefits and accrued vacation benefits.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the stock price on the date of the event and the executive’s age.

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Executive Compensation

For our NEOs, pursuant to respective agreements in effect on December 31, 2020, in the event the NEO’s employment had been terminated by the Company without “cause” or by the NEO for “good reason”, and in the event of death or disability with respect to the NEOs, in each case occurring on December 31, 2020, our NEOs would have been entitled to the severance payments set forth below. For a description of the potential payments upon a termination pursuant to the agreements with these NEOs, see “Agreements with our Named Executive Officers.” For a description of the consequences of a termination of employment or a change in control for the Stock Options, PRSUs, RSUs and/or restricted stock granted to NEOs under our equity plans, see the disclosure that follows the table below.

Name	Termination due to Death or Disability ($)		Termination Due to Qualified Retirement ($)		Termination Without Cause by the Company or by the NEO for Good Reason ($)		Termination in Connection with a Change in Control ($)

David C. Jukes
Cash Severance	1,100,000	(1)	151,800	(3)	2,751,800	(4)	6,350,000	(7)
Value related to Accelerated Vesting of Equity	5,904,582	(2)			—		5,904,582	(8)
Nicholas W. Alexos
Cash Severance	519,231	(1)			1,264,275	(5)	2,949,231	(9)
Value related to Accelerated Vesting of Equity	2,552,302	(2)			—		2,552,302	(8)
Nicholas Powell
Cash Severance	335,133	(1)			892,810	(5)	2,110,357	(9)
Value related to Accelerated Vesting of Equity	570,566	(2)			—		570,566	(8)
Jennifer A. McIntyre
Cash Severance	295,899	(1)			798,088	(5)	1,910,899	(9)
Value related to Accelerated Vesting of Equity	532,109	(2)			—		532,109	(8)
Carl J. Lukach
Cash Severance					1,019,176	(6)
Value related to Accelerated Vesting of Equity					—
Kimberly L. Dickens
Cash Severance	251,770	(1)			715,360	(5)	1,643,770	(9)
Value related to Accelerated Vesting of Equity	466,505	(2)			—		466,505	(8)
Mark M. Fisher
Cash Severance					1,152,000	(6)
Value related to Accelerated Vesting of Equity					—
Michael J. Hildebrand
Cash Severance					760,400	(6)
Value related to Accelerated Vesting of Equity					—

(1)	Represents a lump sum cash payment equal to the target bonus given that the assumed termination occurred on 12/31/2020.
(2)

All unvested equity awards fully vest in the event of termination of employment or service by reason of death or disability; earned PRSU awards vest fully and unearned awards vest at target levels. The value of the equity awards is based on the Company’s closing stock price on December 31, 2020 of $19.01.

(3)	Mr. Jukes met the retirement criteria, as defined in the UIP plan document, and would be entitled to receive his earned payout for the 2020 plan year.
(4)	Represents the sum of (i) 100% of target annual bonus, (ii) 18 months of base salary and (iii) pro-rata actual bonus for 2020.
(5)	Represents the sum of (i) 100% target annual bonus, (ii) 12 months of base salary and (iii) pro-rata actual bonus for 2020.
(6)

The amounts set forth for Messrs. Lukach, Fisher and Hildebrand in the table reflect the amounts they actually received in connection with their departures from the Company, as described on pages 61-62.

(7)	Represents the sum of (i) 250% target annual bonus, (ii) 30 months of base salary and (iii) pro-rata target bonus for 2020.
(8)

Equity awards are subject to double-trigger vesting in the event of a change in control. All unvested equity awards vest fully upon a qualifying termination in connection with a change in control. The value of the equity awards is based on the Company’s closing stock price on December 31, 2020 of $19.01.

(9)	Represents the sum of (i) 200% target annual bonus, (ii) 24 months base salary and (iii) pro-rata target bonus for 2020.

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	63

Executive Compensation

Treatment of Equity Awards for Termination of Employment

2020 Equity Plan

Awards granted under the 2020 Equity Plan experience fully accelerated vesting in the event of a change in control unless a replacement award is granted. Outstanding stock option awards would be settled in cash based on their value at the time of the change in control less their exercise price. Replacement awards must be granted in the same type and with the same or more favorable conditions than the award they’re replacing. If a participant’s employment terminates by the company without cause or by the participant with good reason (as defined in the award agreements and plan document) at any time following a change in control, the vesting of replacement awards fully accelerates.

2017 Equity Plan and 2015 Equity Plan

Outstanding awards granted under the 2017 Equity Plan and 2015 Equity Plan would be assumed and/or replaced in a change in control having the same or better terms and conditions. These awards would continue their normal vesting schedules. If the awards are not assumed or replaced, the vesting of outstanding awards shall accelerate. Outstanding stock option awards would be settled in cash based on their value at the time of the change in control less their exercise price. If a participant’s employment is terminated within 3 months prior to a change in control by the company without cause or the participant with good reason (as defined in the award agreements and plan documents), for the purposes of awards granted under these plans, their employment will be considered to be continuous up until the change in control and terminate immediately thereafter.

Additional information on the treatment of our outstanding equity awards in connection with a termination of employment is contained below for the NEOs.

All NEOs

Upon termination by reason of death or disability, any outstanding and unvested awards are fully vested. For PRSUs, any earned awards will fully vest and any unearned awards will vest at target.

Upon termination by reason of retirement (as defined in the 2018, 2019 and 2020 award agreements), outstanding awards granted in 2018, 2019 and 2020 will continue to vest, provided the NEO remains employed as of the first anniversary of the grant date. Otherwise, only the first tranche of the award will continue to vest.

Upon any other termination (other than associated with a change in control), the outstanding and unvested awards will be forfeited.

If employment is terminated without “cause” or for “good reason” within eighteen (18) months after the change in control or three (3) months preceding the change in control, unvested awards would immediately vest, as set forth above.

Any vested options held upon a termination of employment expire on the earliest of the normal expiration date or 180 days from the effective date of the termination.

Under our equity plans, “change in control” is generally defined as:

•

any transaction that would result in the beneficial ownership or voting power (or both) of more than 50% of the Company’s then outstanding voting securities by one or more persons, entities or groups that are not, immediately prior to such transaction, affiliates of the Company;

•	within any 12-month period, the persons who were members of the Board at the beginning of such period cease to constitute at least a majority of the Board; or
•

the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company.

64

Executive Compensation

Treatment of 2011 Equity Plan Awards upon Change in Control

Under the 2011 Equity Plan, unless provided otherwise in the individual award agreements (as is the case for the Stock Option grant to Mr. Lukach in 2014), if the Company undergoes a “change in control”, as defined below, (i) Stock Options will generally accelerate and be canceled in exchange for a cash payment equal to the change in control price per share minus the exercise price of the applicable option, unless the Compensation Committee elects to provide for alternative awards in lieu of cancellation and payment, and (ii) shares of restricted stock will vest and become non-forfeitable. Under the 2011 Equity Plan, a “change in control” is generally defined as the first to occur of the following events:

•

the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act, as amended) of 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the Company, any of its subsidiaries, any associate benefit plan of the Company or any of its subsidiaries, or by CD&R Univar Holdings, L.P. or any of its affiliates, excluding an acquisition immediately following which CD&R Univar Holdings, L.P. owns at least 10% of the outstanding shares of Company stock;

•	within any 12-month period, the persons who were members of the Board at the beginning of such period cease to constitute at least a majority of the Board; or
•

the sale, transfer or other disposition of all or substantially all of the Company’s assets to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company.

Treatment of Nonqualified Deferred Compensation on Termination

In the event that an NEO’s employment with the Company is terminated for any reason, the NEO will receive the balance of his deferred compensation account in accordance with the terms of the SSP. The balance of each NEO’s deferred compensation account as of the end of fiscal year 2020 is set forth in the table above titled “Nonqualified Deferred Compensation for Fiscal Year 2020.”

Pay Ratio Disclosure

The SEC’s pay ratio disclosure rules permit the use of estimates, assumptions, and adjustments, and the SEC has acknowledged that pay ratio disclosures may involve a degree of imprecision. We believe that the below pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules.

In determining the CEO pay ratio for 2020, the Company used a determination date of November 5, 2020. On this date, the Company had 5,346 US-based employees and 4,342 non-US employees. The Company chose to exclude 479 employees from the following 21 countries: China (77), Czechia (10), Denmark (26), Finland (12), Germany (67), Greece (10), Hungary (15), Ireland (28), Norway (31), Philippines (1), Poland (40), Portugal (12), Romania (5), Russia (17), Singapore (10), Slovakia (1), South Africa (3), Switzerland (31), Tunisia (2), Turkey (64), and United Arab Emirates (17). For the remaining 9,209 employees excluding the CEO, the Company collected all payroll earnings data from January through October 2020 to select the median employee. The Company determined the median employee’s annual total compensation (calculated in accordance with the Summary Compensation Table) was $58,332.87 in 2020. The CEO’s annual total compensation for 2020 was $5,811,909.

As a result, we estimate that the ratio of CEO annual total compensation to median annual total compensation of all employees (excluding the CEO) in 2020 was 100:1.

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	65

General Information About the Annual Meeting

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote upon the matters outlined in this Proxy Statement.

Why are these materials being made available to me?

The Board made this Proxy Statement and the accompanying proxy card available to you because it is soliciting your proxy to vote your shares at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

As permitted by SEC rules, the Board is making this Proxy Statement and the Annual Report available to stockholders electronically via the Internet. On or about March 24, 2021, the Company first mailed to stockholders a notice containing instructions on how to access this Proxy Statement and the Annual Report and how to vote by mail, telephone or Internet (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. If you would like to receive a paper copy of the proxy materials, at no charge, please write to Univar Solutions Inc., c/o Investor Relations, 3075 Highland Parkway, Suite 200, Downers Grove, Illinois 60515. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

What is the format for the Annual Meeting?

In light of the COVID-19 pandemic, for the safety of all of our stockholders, associates, and other members of the community, the Annual Meeting will be held in a virtual format through a live webcast.

How do I participate in the Annual Meeting?

Only stockholders of record and beneficial owners of shares of our common stock as of March 9, 2021 (or their duly appointed proxies) and who register for the meeting are entitled to attend the meeting. To participate in the Annual Meeting, you must register using the control number found on your proxy card, voting instruction form or notice you previously received (“control number”), at www.proxydocs.com/UNVR. If you are a beneficial owner of shares held in the name of a broker, bank, or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process. Upon completing your registration, you will receive further instructions by email, including unique links that will allow you to access the Annual Meeting, vote online and view the Stockholder List during the Annual Meeting, as well as to submit questions prior to and during the Annual Meeting. If you plan to attend the Annual Meeting, we encourage you to register for the meeting and access the virtual platform prior to the start time of the meeting to allow time to log-in and test your device’s audio system. You may begin to log into the virtual platform beginning at 8:15 a.m. Central Time on May 6, 2021.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and participate in the Annual Meeting. Attendees should allow sufficient time to access the meeting and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

If you encounter any difficulties accessing the Annual Meeting, please call the technical support number that will be provided in the email that you receive upon completing your registration for assistance. Technical support will be available beginning approximately 30 minutes prior to the start of the Annual Meeting through its conclusion.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct and other materials for the 2021 Annual Meeting, including the Stockholder List, will be available during the Annual Meeting at www.proxydocs.com/UNVR.

May I ask questions during the Annual Meeting?

The virtual format for the Annual Meeting allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our management and Board, as appropriate. Stockholders may submit questions prior to and during the Annual Meeting. If you wish to submit a question prior to the Annual Meeting, you may do so by logging in to www.proxydocs.com/UNVR and entering your control number. Once past the login screen, click on "Question for Management," type in your question, and click "Submit." If you wish to submit a question during the Annual Meeting, you may do so by typing your question into the “Ask a Question” field, and clicking “Submit.” Questions pertinent to the Annual Meeting that comply with the meeting rules of conduct will be answered during the Annual Meeting, subject to time constraints.

66

General Information About the Meeting

Who may vote at the Annual Meeting?

You may vote during the Annual Meeting if you were the holder of record of Company common stock as of the close of business on the record date, March 9, 2021. Each share of Univar Solutions common stock is entitled to one vote. As of March 9, 2021, Univar Solutions had 169,479,019 shares of common stock outstanding.

If your shares are registered directly in your name with the Company’s transfer agent, EQ Shareowner Services, you are considered a stockholder of record with respect to these shares. Some stockholders hold shares of the Company’s common stock through a bank, broker, or other nominee, and are often said to hold these shares in “street name.” These stockholders are considered “beneficial owners” of those shares. If you held shares of the Company’s common stock as a beneficial owner in “street name” at the close of business on March 9, 2021, (i) you will receive separate instructions from your bank, broker, or other nominee describing how to vote your shares; and (ii) if you want to vote during the virtual meeting, you must obtain a legal proxy from your bank, broker, or other nominee (“Legal Proxy”) and also register at www.proxydocs.com/UNVR (you will need the unique control number which appears on the instructions that accompanied the notice of internet availability or the proxy materials that you received). You may be required to submit a copy of your Legal Proxy, and should follow the instructions provided in the email that you receive upon completing your registration.

What am I voting on?

You will be voting on the following items of business at the Annual Meeting:

•	the election of the ten director nominees named in this Proxy Statement;
•	a non-binding advisory vote to approve the compensation of the Company’s named executive officers described in this Proxy Statement;
•	the ratification of the Audit Committee’s selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•	an amendment to the Certificate of Incorporation to eliminate supermajority voting requirements.

The Company will also consider other business that properly comes before the meeting.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares “FOR” each of the nominees named in this Proxy Statement for election to the Board, “FOR” the non-binding advisory vote to approve the compensation of the Company’s named executive officers, “FOR” the ratification of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and “FOR” the amendment to the Certificate of Incorporation to eliminate supermajority voting requirements.

How do I vote before the Annual Meeting?

There are three ways to vote before the meeting if you are a record holder (you do not hold your shares through a bank or broker):

•	By Internet—If you have Internet access, the Board encourages you to vote at www.proxypush.com/UNVR by following instructions on the Notice or proxy card;
•	By Telephone—As instructed on the Notice or proxy cards, by making a toll-free telephone call from the U.S. or Canada to 1 (866) 895-6933; or
•	By Mail—If you received your proxy materials by mail, you can vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

If your shares are held in the name of a broker, bank, or other nominee (that is, your shares are held in “street name”), (i) you will receive separate instructions from your bank, broker, or other nominee describing how to vote your shares; and (ii) if you want to vote during the virtual meeting, you must obtain a Legal Proxy and also register at www.proxydocs.com/UNVR (you will need the unique control number which appears on the instructions that accompanied the notice of internet availability or the proxy materials that you received). You may be required to submit a copy of your Legal Proxy, and should follow the instructions provided in the email that you receive upon completing your registration.

May I vote confidentially?

Your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except to meet applicable legal requirements, to allow the independent election inspectors to count and certify the results of the vote and, where there is a proxy solicitation in opposition to the Board, based upon an opposition proxy statement filed with the SEC. The independent election inspector may at any time inform the Company whether or not a stockholder has voted.

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	67

General Information About the Meeting

Will I have any rights of appraisal or similar rights of dissenters?

You will not have any rights of appraisal or similar rights of dissenters with respect to the matters to be acted upon at the meeting, regardless of whether you vote for or against the proposals.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the meeting. You may do this by:

•	signing another proxy card with a later date and returning it to the Company prior to the meeting;
•	assuming you have registered and are a record holder, attending the meeting and voting in that forum; or
•	voting again by telephone or the Internet prior to the start of the Annual Meeting.

Your attendance at the meeting will not have the effect of revoking a proxy unless you notify the Secretary of the Company in writing before the polls close that you wish to revoke a previous proxy.

If your shares are held in the name of a broker, bank or other holder of nominee, you should follow the voting instructions you receive from the holder of record to revoke your proxy or change your vote or, if you have obtained a Legal Proxy, by attending the Annual Meeting and voting in person virtually.

Who conducts the proxy solicitation and how much will it cost?

The Company is asking for your proxy for the Annual Meeting and will pay all the costs of asking for stockholder proxies. As of the date of this Proxy Statement, the Company has not hired a proxy solicitor. The Company can use directors, officers and regular employees of the Company to ask for proxies. These employees do not receive additional compensation for these services. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of the Company’s common stock.

Who will count the votes?

Representatives of Mediant Communications Inc. will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the Board’s recommendations.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or the Company’s transfer agent. Please vote all of these shares. Please also contact your broker or the Company’s transfer agent to consolidate as many accounts as possible under the same name and address. The transfer agent is EQ Shareowner Services, which may be contacted at http://www.shareowneronline.com.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the rules of the New York Stock Exchange (“NYSE”) to cast votes on certain “routine” matters if they do not receive instructions from their customers. Pursuant to NYSE rules, Proposals 1, 2 and 4 are not considered routine matters. However, the Board believes the proposal to ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2021, Proposal 3, is considered a routine matter for which brokerage firms may vote for shares on which they do not receive stockholder instructions. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

How many votes must be present to hold the meeting?

In order for the Company to conduct its Annual Meeting, a majority of the issued and outstanding shares of Univar Solutions common stock, as of March 9, 2021, must be present in person or represented by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.

How many votes are needed to elect directors?

Proposal 1 requests election of directors. The ten nominees receiving the highest number of “FOR” votes will be elected as directors. This number is called a plurality.

68

General Information About the Meeting

You may vote “FOR” or “WITHHOLD” for each nominee. Unless you mark “WITHHOLD” from a particular nominee, your proxy will be voted “FOR” each of the director nominees named in this Proxy Statement. Proxies cannot be voted for a greater number of persons than the ten nominees named in this Proxy Statement.

How many votes are needed to approve the non-binding advisory proposal to approve the compensation of the Company’s named executive officers?

The Board is seeking stockholder input through the vote on Proposal 2 regarding the compensation of the Company’s named executive officers as disclosed in this Proxy Statement; this vote is non-binding. In order to be approved, this advisory proposal must receive the “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Abstentions will be counted as shares present and entitled to vote at the meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not be counted as shares present and entitled to vote with respect to the proposal on which the broker has not voted. Accordingly, broker non-votes will not affect the outcome of this proposal.

What happens if the advisory proposal does not receive the “FOR” vote of a majority of the shares present and entitled to vote?

If stockholders do not approve the vote to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, by majority vote, the Compensation Committee and the Board will review the results of the vote and will consider the outcome of the vote in making future executive compensation determinations.

How many votes are needed to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2021?

Ratification of Proposal 3 regarding the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2021 requires the “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Abstentions will be counted as shares present and entitled to vote at the meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the proposal.

How many votes are needed to approve the amendment to the Certificate of Incorporation to eliminate supermajority voting requirements?

Proposal 4 requests approval of the amendment to the Certificate of Incorporation to eliminate supermajority voting requirements. In order to be approved, this proposal must receive the “FOR” vote of at least seventy-five percent (75%) of the voting power of the Company’s stock then outstanding. Only votes “FOR” Proposal 4 are counted as affirmative votes. Accordingly, abstentions and broker-non votes will have the same effect as votes “AGAINST” the proposal.

What if other matters are presented for consideration at the Annual Meeting?

As of the date of this Proxy Statement, management knows of no matters that will be presented for consideration at the meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the meeting and call for a vote of stockholders, validly executed proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

What is the Board member Annual Meeting attendance policy?

Each continuing Board member is expected to attend the Annual Meeting. All of the continuing Board members attended last year’s annual meeting.

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	69

Additional Information

What is “Householding” of proxy materials?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a request to Univar Solutions Inc., Investor Relations, 3075 Highland Parkway, Suite 200, Downers Grove, Illinois, 60515 or by calling 1-844-632-1060.

May I propose actions for consideration at next year’s Annual Meeting of stockholders?

Under the rules of the SEC, stockholders who intend to present proposals for consideration at the 2022 Annual Meeting, and who wish to have their proposals included in Univar Solutions’ proxy statement for that meeting, must be certain that their proposals are received at the Company’s principal executive offices in Downers Grove, Illinois on or before November 24, 2021, which date is 120 calendar days before the anniversary of the date on which this Proxy Statement was first distributed to our stockholders. However, if the date of the Annual Meeting is moved by more than 30 days prior to, or more than 30 days after, May 6, 2021, then the deadline for inclusion in the proxy for the 2022 Annual Meeting will instead be a reasonable time before the Company begins to print and mail its proxy materials.

Any stockholder who desires to submit a proposal of business to be considered by stockholders at the 2022 Annual Meeting that is not intended to be included in our proxy statement relating to the 2022 Annual Meeting must submit the proposal in writing to the Secretary, as provided in the Bylaws, not less than 90 and no more than 120 days prior to the first anniversary of the previous year’s Annual Meeting. For the 2022 Annual Meeting, the Secretary of the Company must receive this notice no later than February 5, 2022, and no earlier than January 6, 2022, which dates are 90 days and 120 days, respectively, prior to May 6, 2022, the anniversary of the Annual Meeting; provided, that if the annual meeting is called for a date that is more than 30 days before or 70 days after such anniversary date, then notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The Company recently adopted a proxy access provision in the Bylaws that permits eligible stockholders to nominate and include in our proxy statement director nominee(s), subject to the stockholder complying with the procedures set forth in the Bylaws. Notice must be provided in writing to the Secretary, as provided in the Bylaws, no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the Company mailed its proxy statement for the previous year’s Annual Meeting. For the 2022 Annual Meeting, the Secretary of the Company must receive this notice no later than November 24 , 2021, and no earlier than October 25, 2021, which dates are 120 calendar days and 150 calendar days, respectively, prior to March 24, 2022, the anniversary of the date that the Company mailed its proxy statement for the Annual Meeting; provided, that if the annual meeting is not scheduled to be held on a date that is not within 30 days before or after such anniversary date, then notice by the stockholder to be timely must be delivered not later than the close of business on the date that is 180 days prior to such annual meeting or the tenth day following the day on which public announcement or disclosure of the date of such meeting is first made.

Proposals should be sent to: Secretary, Univar Solutions Inc., 3075 Highland Parkway, Suite 200, Downers Grove, Illinois 60515. You may contact the Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals.

All proposals must also comply with the applicable requirements of the federal securities laws and the Bylaws in order to be included in the proxy statement and proxy card for the 2022 Annual Meeting.

70

EXHIBIT A

SUPERMAJORITY VOTING CHARTER AMENDMENT (REDLINE)

Article FIFTH:

Management of Corporation. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

…

(d) Subject to any rights of the holders of shares of any class or series of Preferred Stock, if any, to elect additional directors under specified circumstances ~~and for so long as the Stockholders’ Agreement is in effect, the then-applicable terms, if any, of the Stockholders’ Agreement, (i) following the effectiveness of this Third Amended and Restated Certificate of Incorporation and until the first date (the “Director Removal Trigger Date”) on which the Sponsors (as defined in Article EIGHTH) cease collectively to beneficially own (directly or indirectly) more than twenty-five percent (25%) of the outstanding shares of Common Stock in the aggregate, a director may be removed at any time, either for or without cause, upon affirmative vote of holders of at least a majority of the votes to which all the stockholders of the Corporation would be entitled to cast in any election of directors or class of directors and (ii) from and after the Director Removal Trigger Date~~, a director may be removed from office only for cause and only by the affirmative vote of holders of at least ~~seventy-five percent (75%)~~ a majority of the votes to which all the stockholders of the Corporation would be entitled to cast in any election of directors or class of directors.

Article TENTH:

Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights herein conferred upon stockholders or directors are granted subject to this reservation, provided, however, that any amendment, alteration or repeal of Article FIFTH, Section (g) or Section (h) shall not adversely affect any right or protection existing under this Third Amended and Restated Certificate of Incorporation immediately prior to such amendment, alteration or repeal, including any right or protection of a director thereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. ~~Notwithstanding anything to the contrary contained in this Third Amended and Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, this Article TENTH and Articles ELEVENTH and TWELFTH may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Third Amended and Rested Certificate of Incorporation or otherwise required by law, (i) until the Trigger Date, such amendment, alteration, or repeal is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and (ii) from and after the Trigger Date, such amendment, alteration or repeal is approved at a meeting of the stockholders called for that purpose by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least seventy-five percent (75%) a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.~~

Article ELEVENTH:

Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to amend, alter or repeal the bylaws of the Corporation subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to amend, alter or repeal the bylaws. Any amendment, alteration or repeal of the bylaws of the Corporation by the Board shall require the approval of a majority of the Board then in office. In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the bylaws of the Corporation by~~, provided that any such action will require (i) until the Trigger Date, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote with respect thereto, voting together as a single class and (ii) from and after the Trigger Date,~~ the affirmative vote of the holders of a majority ~~at least seventy-five percent (75%)~~ of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote with respect thereto, voting together as a single class.

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	71

Univar Solutions P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/UNVR Cast your vote online Have your Proxy Card ready. Follow the simple instructions to record your vote. PHONE Call 1-866-895-6933 Use any touch-tone telephone, 24 hours a day, 7 days a week. Have your Proxy Card ready.  Follow the simple recorded instructions. MAIL Mark, sign and date your Proxy Card. Fold and return your Proxy Card Form in the postage-paid envelope provided. CONTROL NUMBER  <— Please fold here — Do not separate —> Univar Solutions Inc. Annual Meeting of Stockholders For Stockholders as of March 09, 2021 TIME: Thursday, May 06, 2021 08:30 AM, Central Time PLACE: Annual Meeting to be held virtually - please visit www.proxydocs.com/UNVR for more details and to register in advance. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Noelle J. Perkins and Nicholas W. Alexos, and each or either of them, as the true and lawful proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Univar Solutions Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2021 Mediant Communications Inc. All Rights Reserved

Univar Solutions Inc. Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL(S) 1, 2, 3, and 4. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of directors, each to serve for a term of one year. FOR WITHHOLD 1.01 Joan Braca FOR 1.02 Mark J. Byrne FOR 1.03 Daniel P. Doheny FOR 1.04 Richard P. Fox FOR 1.05 Rhonda Germany FOR 1.06 David C. Jukes FOR 1.07 Stephen D. Newlin FOR 1.08 Christopher D. Pappas FOR 1.09 Kerry J. Preete FOR 1.10 Robert L. Wood FOR 2. Non-binding advisory vote to approve the compensation of the Company's named executive officers. FOR AGAINST ABSTAIN FOR 3. Ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for 2021. FOR 4. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to eliminate all of its supermajority voting requirements. FOR Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Signature (and Title if applicable)  Date Signature (if held jointly) Date